                                                                       EXHIBIT 2


--------------------------------------------------------------------------------



                           WARRANT PURCHASE AGREEMENT


                                    BETWEEN


                        BRUNSWICK BIOMEDICAL CORPORATION


                                      AND


                           INTERNATIONALE NEDERLANDEN
                           (U.S.) CAPITAL CORPORATION





                           Dated as of April 15, 1996


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
RECITALS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

            (a)   Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2.  Purchase and Sale of Warrants; Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 3.  Investment Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 4.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 5.  Warranties, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

            (a)   Credit Agreement Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            (b)   Power, Authority, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            (c)   Due Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            (d)   Validity, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            (e)   Capitalization and Ownership of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            (f)   Authorization and Issuance of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            (g)   Securities Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
            (h)   No Integration of Issue   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 6.  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

            (a)   Financial and Business Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            (b)   Public Company Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            (c)   Maintenance of Corporate Existences, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            (d)   Maintenance of Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            (e)   Inconsistent Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            (f)   Organic Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            (g)   Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
            (h)   Issuance of Additional Rights, Options and Warrants   . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 7.  Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 8.  Execution of Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 9.  Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                                                                                     Page
                                                                                                                     ----
SECTION 10.  Registration of Transfers and Exchanges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 11.  Exercise of Warrants; Conversion of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 12.  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 13.  Mutilated or Missing Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 14.  Reservation of Warrant Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 15.  Adjustment of Exercise Price and Number of Warrant Shares Issuable . . . . . . . . . . . . . . . . . . .  22

            (a)   Adjustment for Change in Capital Stock of the Company   . . . . . . . . . . . . . . . . . . . . . .  22
            (b)   Adjustment for Stock Issues   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            (c)   Adjustment for Convertible Securities Issue   . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            (d)   Adjustment for Right, Option and Warrant Issues   . . . . . . . . . . . . . . . . . . . . . . . . .  25
            (e)   Consideration Received  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            (f)   Special Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
            (g)   When No Adjustment Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
            (h)   Determination of Fair Market Value per Share; Notice of Adjustment  . . . . . . . . . . . . . . . .  28
            (i)   Reorganization of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            (j)   The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            (k)   When Issuance or Payment May Be Deferred  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            (l)   Adjustment in Number of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 16.  Fractional Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 17.  Notice to Warrant Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 18.  Cash Distributions and Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 19.  Put Rights; Tag-Along Rights and Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . .  33

            (a)   Put by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
            (b)   Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            (c)   Restrictions on Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            (d)   Tag-Along Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            (e)   Limitation on Put Rights of Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            (f)   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 20.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                                                                                     Page
                                                                                                                     ----
SECTION 21.  Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 22.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 23.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 24.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 25.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 26.  Benefits of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 27.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 28.  Amendments; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 29.  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 30.  Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 31.  Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 32.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 33.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43


Exhibit A   Form of Series A Warrant Certificate
Exhibit B   Form of Series B Warrant Certificate
Exhibit C   Schedule of Exceptions
Exhibit D   Holders of the Company's Stock
Exhibit E-1 Existing Warrants
Exhibit E-2 Shares Reserved under Stock Option Plan
Exhibit F   Existing Registration Rights
Exhibit G   Opinion of Counsel to STI
            (to be delivered on the Merger Consummation Date)

                           WARRANT PURCHASE AGREEMENT


                 THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 15, 1996 by and between BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation ("Brunswick"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation (the "Purchaser").


                              W I T N E S S E T H:


RECITALS:

                 A. Simultaneously herewith, the Purchaser is entering into a Credit Agreement, dated of even date herewith, by and among Brunswick, the Purchaser and various other lenders that may become parties thereto (the "Lenders") and the Purchaser in its capacity as Agent for the Lenders (the "Agent");

                 B. It is a condition precedent to the extensions of credit by the Purchaser to Brunswick contemplated by the Credit Agreement that Brunswick agree to issue to the Purchaser (1) Series A Warrants initially exercisable for 33,370 shares of Class A Common Stock, par value $0.01 per share, of the Company ("Class A Common Stock") for an exercise price of $0.01 per share and (2) Series B Warrants initially exercisable for 36,298 shares of Class A Common Stock for an exercise price of $27.55 per share;

                 C. Shares of Class A Common Stock are convertible, at the option of each of the holders thereof, into shares of voting common stock, par value $0.01 per share, of Brunswick (the "Voting Common Stock"); and

                 D. The Purchaser and Brunswick desire to set forth in this Agreement the terms and provisions of the Series A Warrants and the Series B Warrants (collectively, the "Warrants") and the conditions to the issuance and sale of the Warrants to the Purchaser;

                 NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and to induce the Purchaser to proceed with the transactions contemplated by the Credit Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                 SECTION 1.  Definitions.

                 (a) Defined Terms. Capitalized terms appearing herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (irrespective of whether the Credit Agreement is in effect or has been terminated). The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                 "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise; provided that no Lender shall be deemed to constitute an Affiliate of the Company solely by virtue of holding Warrants or Warrant Shares.

                 "Agent" is defined in Recital A.

                 "Agreement" means this Warrant Purchase Agreement as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

                 "Authorized Officer" means, relative to the Company, those officers of the Company whose signature, incumbency and authority shall have been certified to the Agent and the Lenders pursuant to Section 4.1.1 or
Section 4.2.1 of the Credit Agreement.

                 "Brunswick" is defined in the preamble to this Agreement .

                 "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

                 "Capitalized Lease Liabilities" shall have the meaning set forth in the Credit Agreement.

                 "Cash Equivalent Investment" means, at any time:

                 (a) any direct obligation issued or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or issued by any state or political subdivision or public instrumentality thereof, (i) which has a remaining maturity at the time of purchase of not more than one (1) year or which is subject to a repurchase agreement with any Lender or any Eligible Lending Institution exercisable within one (1) year from the time of purchase so long as such direct obligation remains in the possession of the Borrower or in the possession of any Lender and (ii) which, in the case of obligations of any state or political subdivision or public instrumentality thereof, is rated AA or better by Moody's Investors Service, Inc.;

                 (b) certificates of deposit, time deposits, demand deposits and bankers' acceptances, having a remaining maturity at the time of purchase of not more than one (1) year, issued by any Lender or by any Eligible Lending Institution;

                 (c) corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, having a remaining maturity at the time of purchase of not more than one (1) year;

                 (d) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of the two highest rating categories assigned by such agencies for obligations of such nature.

                 "Change of Control" means (a) at any time prior to the Merger Consummation Date, (i) the sale, transfer or other disposition by EM Industries, Inc. or Mylan Laboratories, Inc. of any shares of Stock held by such Persons as of the Closing Date other than to an affiliate of such Person, or (ii) the failure of James H. Miller (or a Person of comparable qualifications and experience) to serve as chief executive officer of the Company, and (b) from and after the Merger Consummation Date, (i) the acquisition by any Person or group of Persons (other than an employee benefit plan solely for employees of STI and its subsidiaries) of beneficial ownership of more than 20% of the outstanding Stock of the Company (within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) other than as a result of the Merger; (ii) during any period of 12 consecutive months (whether commencing before or after the Closing Date), the failure of individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who are nominated or elected by a majority of directors then in office) to constitute a majority of the Board of Directors of the Company; or (iii) the failure of James H. Miller (or a Person of comparable qualifications and experience) to serve as chief executive officer of the Company.

                 "Class A Common Stock" means (a) at any time prior to the Merger Consummation Date, Class A Common Stock, par value $0.01 per share, of Brunswick, convertible into Voting Common Stock of Brunswick at the option of the Holder, and (b) at any time on and after the Merger Consummation Date, non-voting Common Stock of STI, convertible into voting Common Stock of STI at the option of the Holder.

                 "Closing" means the closing of the sale and purchase of the Warrants as contemplated hereby.

                 "Closing Date" means April 15, 1996, the date of the Closing.

                 "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other capital stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or in the earnings of the Company without limit as to per share amount, and shall include, without limitation, the presently authorized 1,903,000 shares of Voting Common Stock and 72,000 shares of Class A Common Stock . "Common Stock" shall not include preferred or special stock.

                 "Company" means (a) at all times prior to the Merger Consummation Date, Brunswick, and (b) at all times on and after the Merger Consummation Date, STI.

                 "Contract Value per Share" means the value determined in accordance with paragraphs (i), (ii) and, if the Company is not a Public Company, (iii) below, and shall equal the highest number yielded by such determination:

                 (i) If the Common Stock is traded on a national securities exchange or quoted in a national inter- dealer quotation system, the Contract Value per Share determined pursuant to this paragraph (i) shall be an amount equal to the average of the Quoted Prices for Common Stock for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the date of determination.

                 (ii) The Contract Value per Share determined pursuant to this paragraph (ii) shall equal the quotient of (A) seven (7.0) times EBITDA for the twelve-month period ending on the last day of the fiscal month ending immediately prior to the date of determination (for any twelve-month period ending prior to the first anniversary of the Merger Consumation Date, determined on a pro forma basis as if the Merger had occurred on the first day of such period), minus (1) the outstanding principal amount of Funded Indebtedness as of the last day of the fiscal month ending immediately prior to the date of determination, plus (2) cash and Cash Equivalent Investments on the balance sheet of the Company and its Subsidiaries as of the last day of the fiscal month ending immediately prior to the date of determination, all determined in accordance with GAAP, divided by (B) the number of Fully Diluted Shares as of the date of determination.

                 (iii) If the Company is not a Public Company, the Contract Value per Share determined pursuant to this paragraph (iii) shall be equal to the Fair Market Value per Share.

                 "Conversion Factor" means the greater of (a) the actual number of whole and fractional shares of Common Stock of STI issued to shareholders of Brunswick in respect of one share of Common Stock of Brunswick as a result of the Merger and (b) 2.5046.

                 "Conversion Right" is defined in Section 11(b).

                 "Convertible Securities" is defined in Section 15.

                 "Credit Agreement" means the Credit Agreement, dated of even date herewith, by and among the Company, the Purchaser and various other Lenders that may become parties thereto and the Purchaser as Agent for the Lenders, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

                 "EBITDA" shall have the meaning specified for such term in the Credit Agreement as in effect on the Closing Date.

                 "Eligible Lending Institution" means a financial institution having a branch or office in the United States and having capital and surplus and undivided profits aggregating at least $100,000,000 and whose long-term debt securities are rated Prime-1 or better by Moody's Investor Service, Inc. or A-1 or better by Standard & Poor's Corporation.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 "Excluded Shares" means (i) shares of Common Stock to be issued upon exercise or conversion of the Warrants, (ii) shares of Common Stock issued upon exercise or conversion of any Option Securities granted prior to the Closing Date and (iii) shares of Common Stock issued upon exercise or conversion of any Option Securities granted pursuant to a stock incentive plan approved in good faith by the Board of Directors of the Company after the Merger Consummation Date.

                 "Exercise Price" means, with respect to the Series A Warrants, the Series A Exercise Price and, with respect to the Series B Warrants, the Series B Exercise Price.

                 "Fair Market Value per Share" means the fair market value of a share of Common Stock of the Company, and shall be equal to the quotient of
(A) the fair market value of the Company and its Subsidiaries taken as a whole on the date of determination, taking into account all the factors relevant thereto, including, without limitation, the highest of the prices that could be obtained from an arms'-length sale without time constraints of (1) all or substantially all of the assets of the Company and the Subsidiaries subject to or after satisfaction of all liabilities of the Company and the Subsidiaries or
(2) all of the Fully Diluted Shares, whether by stock sale, merger, consolidation or otherwise, divided by (B) the number of Fully Diluted Shares on the date of determination. In no event shall the Fair Market Value per Share be reduced or discounted on the basis that any securities to be valued on the basis of such Fair Market Value per Share may represent the right to acquire a minority interest in the Company or may not be freely transferable under federal or state securities laws, or for any other reason. The Fair Market Value per Share shall be determined as provided in clause (a) or (b) below, as applicable.

                 (a) In any circumstances in which the Fair Market Value per Share is required to be determined, not later than ten (10) days following the date as of which such determination is required to be made, the Board of Directors of the Company shall determine in good faith the Fair Market Value per Share, and the Company shall give to the Holders (or, if such determination affects less than all of the Holders, to the Holders so affected) prompt written notice of such determination. If within thirty (30) days after the date such notice is given, the Company and the Required Holders agree upon the Fair Value per Share, then the Fair Market Value per Share shall be as so agreed. If within such 30-day period, the Company and the Required Holders do not agree upon such Fair Market Value per Share, then the Fair Market Value per Share shall be determined as provided in clause (b) of this definition.

                 (b) If the Required Holders and the Company do not agree upon such Fair Market Value per Share within the 30-day period specified in clause (a) of this definition, then the Required Holders and the Company shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Company. If the Company and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Company shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the value of the Company (which shall be in the form of a written report signed by such investment banking firm), and such appraised value of the Company determined as herein provided shall be final and conclusive and binding on the Company and the Holders. If the appraised value of the Company as determined by such investment banking firm is equal to or less than that determined by the Board of Directors of the Company in accordance with clause (a) of this definition, then all fees and expenses of such investment banking firm shall be paid by the Required Holders requesting such appraisal. If the appraised value of the Company as determined by such investment banking firm is greater than that determined by the Board of Directors in accordance with clause (a) of this definition, then all fees and expenses of such investment banking firm shall be paid by the Company.

                 "Fiscal Quarter" means any quarter of a Fiscal Year.

                 "Fiscal Year" means, (a) at any time prior to the Merger Consummation Date, the accounting period of Brunswick commencing on the Closing Date and ending June 30, 1996 or, if Brunswick shall have changed its Fiscal Year end to July 31 in contemplation of the Merger, July 31, 1996 and each twelve-month accounting period ending June 30 or July 31, as the case may be, thereafter, and (b) from and after the Merger Consummation Date, the accounting period of STI commencing on the Merger Consummation Date and ending on the first July 31 to occur thereafter, and each twelve- month accounting period ending on July 31 thereafter. References to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996 Fiscal Year") refer to the Fiscal Year ending on a date in such calendar year.

                 "Fully Diluted Shares" means, as of any date of determination, the number of shares of Common Stock of the Company equal to the sum of (i) the number of shares of Common Stock outstanding on such date of determination, plus (ii) the number of Warrant Shares receivable upon conversion of all outstanding Warrants as of such date of determination pursuant to Section 11(b), plus (iii) the number of shares of Common Stock that would be issued in respect of all Option Securities of the Company outstanding and immediately exercisable as of such date of determination if such Option Securities were to be converted into shares of Common Stock in accordance with the following formula:

                 X  =  Y (A - B)
                       ---------
                           A

                 where:       X     =   the number of shares to be
issued to the holders of
                                                  such Option Securities;

                                  Y        =      the number of shares for
                                                  which such Option Securities
                                                  are exercisable;

                                  A        =      the Fair Market Value per
                                                  Share as of the date of
                                                  determination; and

                                  B        =      the exercise price for such
                                                  Option Securities;

provided, however, that the term "Fully Diluted Shares" as used in the definition of Fair Market Value per Share shall mean the number of issued and outstanding shares of Common Stock plus the number of Warrant Shares purchasable and receivable upon exercise of the rights represented by the Warrant Certificates pursuant to Section 11(a).

                 "Funded Indebtedness" means (i) the indebtedness under the Credit Agreement, (ii) Capitalized Lease Liabilities, and (iii) all other indebtedness of the Company and its Subsidiaries which matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendable, at the option of the Company or any of its Subsidiaries, to a date more than one year from such date or arises under an agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date.

                 "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Holders" means, collectively, Purchaser and any subsequent registered holders, from time to time, of Warrant Securities.

                 "Indemnified Liabilities" is defined in Section 22.

                 "Indemnified Parties" is defined in Section 22.

                 "Legally Available Funds" means, with respect to any purchase of Warrant Securities pursuant to Section 19(a), the amount of funds of the Company legally available therefor under the corporate laws under which the Company is organized and existing.

                 "Lenders" is defined in Recital A.

                 "Lien" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                 "Loans" shall have the meaning set forth in the Credit
Agreement.

                 "Merger" means the merger of Brunswick with and into STI, with STI being the surviving corporation.

                 "Merger Consummation Date" means the date on which the Merger has been consummated and all conditions set forth in Section 4.2 of the Credit Agreement have been satisfied or waived in writing by the Lenders and the Agent.

                 "Minimum Price" is defined in Section 15.

                 "Obligations" means all obligations of the Company with respect to the repayment or performance of any obligations (monetary or otherwise) of the Company arising under or in connection with the Credit Agreement, the "Notes" or the other "Loan Documents" (as such terms are defined in the Credit Agreement) and the Warrant Documents.

                 "Option Securities" is defined in Section 15.

                 "Organic Document" means, relative to any Person, its articles or certificate of incorporation or organization or certificate of limited partnership, its by-laws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Stock or partnership interests or other ownership interests, in each case, as amended.

                 "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                 "Preferred Stock" means shares now or hereafter authorized of any class of capital stock of the Company other than Common Stock, and shall include, without limitation, the presently authorized 1,400,000 shares of Preferred Stock, $0.01 par value, of which (i) 65,000 shares have been designated Series A Preferred Stock, 64,665 shares of which are outstanding,
(ii) 30,000 shares have been designated Series B Preferred Stock, 28,144 shares of which are outstanding, (iii) 380,000 shares have been designated Series C Preferred Stock, 374,462 shares of which are outstanding, (iv) 50,000 shares have been designated Series D Preferred Stock, 45,695 shares of which are outstanding, (v) 30,000 shares have been designated Series E Preferred Stock, 25,816 shares of which are outstanding, (vi) 210,000 shares have been designated Series F Preferred Stock, 208,710 shares of which are outstanding, and (vii) 635,000 shares are undesignated and unissued.

                 "Prospective Purchaser" shall have the meaning set forth in
Section 19(d).

                 "Public Company" means a company (i) which is subject to the reporting requirements of Section 15(d) of the Exchange Act, or (ii) any of whose securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

                 "Put Closing Date" is defined in Section 19(b).

                 "Put Event" means any of the following: (a) any representation or warranty of the Company under any Warrant Document is or shall be incorrect when made in any material respect; (b) the Company shall default in the due performance and observance of any of its obligations under any Warrant Document and, in the case of any such default other than a default of the Company's obligations under Section 6(l), such default shall have continued for a period of thirty (30) days after written notice thereof has been given to the Company by the Required Holders; (c) an Event of Default shall have occurred under the Credit Agreement; (d) a merger or consolidation of the Company with or into any other Person (other than the Merger if consummated in accordance with the provisions of Section 15(j)) or any acquisition of the Company by means of a share exchange; and (e) a Change of Control.

                 "Put Exercise Notice"_is defined in Section 19(a).

                 "Put Purchase Price" is the amount payable to each Holder for such Holder's Warrant Securities, as calculated in accordance with Section 19(a).

                 "Put Notice" is the written notice to the Company specifying the number and type of Warrant Securities with respect to which the Put Right is being exercised.

                 "Put Right" is the right of each Holder to require that the Company purchase all or any portion of the Warrant Securities then owned by such Holder.

                 "Quoted Price" of Common Stock for each day means the last reported sales price of Common Stock on such day as reported by NASDAQ or, if Common Stock is listed on a national securities exchange, the last reported sales price of Common Stock on such exchange (which shall be consolidated trading if applicable to such exchange) on such day, or if not so reported or listed, the average of the last reported bid and ask prices of Common Stock on such day, in each case as appropriately adjusted for any stock splits or reverse stock splits occurring after the Closing Date.

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated of even date herewith, between the Company and the Purchaser, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

                 "Regulatory Approval" means each and every approval, consent, filing and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement or any other Warrant Document, for the validity or enforceability hereof or thereof or for the consummation of the transactions contemplated hereby or thereby.

                 "Required Holders" means Holders holding at least 66-2/3% of the Warrant Securities outstanding (treating all Warrants as fully exercised for the Warrant Shares to which Holders would be entitled upon exercise of such Warrants) or, if any matter affects the interest of less than all of the Holders, then Holders holding at least 66-2/3% of the Warrant Securities so affected, as the context may require.

                 "Restriction on Purchase" exists if, at the time of a Put Closing, (i) the purchase of such Warrant Securities would result in a default under or a breach of any Restrictive Provision (assuming that the covenants applicable to the Company at the end of the Fiscal Quarter in which such purchase is to occur were applicable on the date of such purchase), or (ii) the Company would not have sufficient Legally Available Funds to pay the Purchase Price for the Warrant Securities.

                 "Restrictive Provision" means any of the financial covenants contained in Section 6.2.4 or the negative covenants contained in Section 6.2.8 of the Credit Agreement, in each case as the same may be amended from time to time; provided, however, that to the extent noncompliance with any such covenant as a result of the purchase by the Company of Warrant Securities is waived in accordance with Section 9.1 of the Credit Agreement, such covenant shall not constitute a Restrictive Provision.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 "Securities Legend" is defined in Section 10.

                 "Selling Holder" is defined in Section 19(c).

                 "Selling Holder Notice" is defined in Section 19(d).

                 "Selling Holder Offer" is defined in Section 19(d).

                 "Series A Exercise Price" means (a) at any time prior to the Merger Consummation Date, $.0.01 per Warrant Share and (b) at any time on or after the Merger Consummation Date, an amount per share equal to $0.01 divided by the Conversion Factor, in each case as adjusted as herein provided.

                 "Series A Warrant Certificates" means the certificates evidencing the Series A Warrants in the form of Exhibit A.

                 "Series A Warrants" means the warrants referred to in clause
(1) of Recital B as evidenced by the Series A Warrant Certificates.

                 "Series B Exercise Price" means (a) at any time prior to the Merger Consummation Date, $27.55 per Warrant Share and (b) at any time on or after the Merger Consummation Date, an amount per Warrant Share equal to $27.55 divided by the Conversion Factor, in each case as adjusted as herein provided.

                 "Series B Warrant Certificates" means the certificates evidencing the Series B Warrants in the form of Exhibit B.

                 "Series B Warrants" means the warrants referred to in clause
(2) of Recital B as evidenced by the Series B Warrant Certificates.

                 "Stock" means any capital stock of the Company.

                 "Subsidiary" of any corporation means any other corporation greater than 50% of the outstanding shares of Stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.

                 "Substitute Securities" is defined in Section 15.

                 "Transfer Agent" is defined in Section 14.

                 "Voting Common Stock" means (a) at any time prior to the Merger Consummation Date, voting Common Stock, par value $0.01 per share, of Brunswick, and (b) at any time on and after the Merger Consummation Date, voting Common Stock of STI.

                 "Warrant Certificates" means, collectively, the Series A Warrant Certificates and the Series B Warrant Certificates.

                 "Warrant Documents" means, collectively, this Agreement, the Warrants, the Registration Rights Agreement and any other document, instrument or agreement executed or delivered in connection with any of the foregoing to which the Company is a party, but excluding the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

                 "Warrant Securities" means, collectively, the Warrants and Warrant Shares.

                 "Warrant Shares" means the securities which a Holder may acquire upon exercise or conversion of a Warrant, together with any other securities which such Holder may acquire on account of any such securities, including, without limitation, as the result of the shares of Class A Common Stock being converted into shares of Voting Common Stock and/or any dividend or other distribution on Common Stock, any split-up of such Common Stock, or in accordance with a recapitalization, merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which shares of Common Stock are changed into or exchanged for securities of another corporation (including the Merger), or the exercise of any preemptive right (or the exercise or conversion of any security which such Holder may acquire in connection with the exercise of any preemptive right) with respect to any such Common Stock.

                 "Warrants" means the Series A Warrants and Series B Warrants, together with any warrants issued in substitution or replacement therefor.

                 (b) Cross-References. Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

                 SECTION 2.  Purchase and Sale of Warrants; Closing.

                 (a) Subject to the funding of the Bridge Loan under the Credit Agreement, Brunswick hereby agrees to sell to the Purchaser and, subject to the provisions of Section 4, the Purchaser hereby agrees to purchase from Brunswick, for a purchase price of $1.00 and other good and valuable consideration, all of which shall be deemed to have been received by the Company upon the funding of the Bridge Loan under the Credit Agreement, (1) Series A Warrants to purchase 33,370 shares of Class A Common Stock of Brunswick for an initial exercise price of $0.01 per share and (2) Series B Warrants to purchase 36,298 shares of Class A Common Stock of Brunswick for an initial exercise price of $27.55 per share.

                 (b) The sale and purchase of the Warrants shall take place at the Closing at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, at 10:00 a.m. on April 15, 1996, or such other place and time as may be agreed upon by the Purchaser and the Company. At the Closing, the Company will deliver to the Purchaser, upon payment therefor, (1) Series A Warrant Certificates in the form of Exhibit A evidencing the Series A Warrants to be purchased by the Purchaser and (2) Series B Warrant Certificates in the form of Exhibit B evidencing the Series B Warrants to be purchased by the Purchaser, in each case in such denomination or denominations as the Purchaser may request and registered in its name or the name of its nominee and dated the Closing Date.

                 SECTION 3. Investment Representations. Purchaser represents and warrants that it is purchasing the Warrants and any Warrant Shares issuable upon exercise or conversion of the Warrants for its own account, for investment purposes and not with a view to the distribution thereof; provided, however, that the foregoing representation shall not be construed as imposing any limitation on the Purchaser's right to transfer any of the Warrants or Warrant Shares that is not otherwise expressly set forth in the Warrant Documents or required under applicable law. Each Holder agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Warrant Securities (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of the Warrant Securities), except in compliance with the

Securities Act. Each Holder agrees that it will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Warrant Securities if any such disposition would cause the Company to be required to register any Warrant Securities pursuant to Section 12(g) of the Exchange Act.

                 SECTION 4. Conditions Precedent. The obligation of the Purchaser to purchase the Series A Warrants and the Series B Warrants on the Closing Date pursuant to Section 2 hereof shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 4, except as the Purchaser shall otherwise consent:

                 (a) the accuracy of the representations set forth in this Agreement and in the other Warrant Documents in all material respects;

                 (b) the compliance by the Company in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing;

                 (c) the satisfaction of all of the conditions precedent set forth in Sections 4.1 and 4.3 of the Credit Agreement;

                 (d) Purchaser's receipt of Warrant Certificates registered in Purchaser's name (or in the name of a nominee of Purchaser) evidencing the Warrants;

                 (e) Purchaser's receipt of the Registration Rights Agreement with respect to the Warrants, in form and substance reasonably satisfactory to Purchaser, duly executed and delivered by the Company and dated the Closing Date;

                 (f) Purchaser's receipt of a copy of the Company's articles of organization including provisions reasonably satisfactory to the Purchaser relating to the Company's capital structure, certified as of a recent date by the Secretary of the Commonwealth of Massachusetts;

                 (g) Purchaser's receipt of a certificate of the clerk or an assistant clerk of the Company, together with true and correct copies of the resolutions of the Board of Directors and, to the extent necessary, the stockholders of the Company authorizing or ratifying the execution, delivery and performance of this Agreement and the other Warrant Documents, authorizing the amendment to the Company's articles of organization so that it contains the provisions referred to in Section 4(g) and authorizing the creation and issuance of the Warrants and the Warrant Shares; and setting forth the names of the Authorized Officers of the Company executing this Agreement and the other Warrant Documents, together with a sample of the true signature of each such Authorized Officer;

                 (h) Purchaser's receipt of certified copies of all documents evidencing any other necessary corporate action, consents and governmental approvals or filings (if any) with respect to this Agreement and the other Warrant Documents;

                 (i) Purchaser's receipt of an opinion, dated the Closing Date, from Palmer & Dodge, counsel to the Brunswick, in form and substance reasonably satisfactory to Purchaser and its counsel, and covering such matters as the Purchaser may reasonably request;

                 (j) All proceedings taken in connection with the transactions contemplated by this Agreement and the other Warrant Documents shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received copies (executed or certified as may be appropriate) of all documents, instruments and agreements which Purchaser or its counsel may reasonably request in connection with the consummation of such transactions.

                 SECTION 5.  Warranties, etc.   In order to induce Purchaser to
enter into this Agreement, to engage in the transactions contemplated herein and in the other Warrant Documents and to purchase the Warrants hereunder, the Company represents and warrants unto Purchaser as set forth in this Section 5, except as provided in the Schedule of Exceptions attached as Exhibit C, each and all of which representations and warranties are made as of the Closing Date and shall survive the execution and delivery of this Agreement and the Closing hereunder:

                 (a) Credit Agreement Warranties. Each of the representations and warranties of the Company set forth in the Credit Agreement is true and correct.

                 (b) Power, Authority, etc. The Company has full power and authority to enter into and perform its obligations under this Agreement and each of the other Warrant Documents.

                 (c) Due Authorization. The execution and delivery by the Company of this Agreement and each of the other Warrant Documents, the performance by the Company of its obligations hereunder and thereunder and the issuance of the Warrants hereunder by the Company have been duly authorized by all necessary corporate action, do not require any Regulatory Approval (except those Regulatory Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document of the Company or any Subsidiary, any agreement or instrument to which the Company or any of it's Subsidiaries is a party or by which it or any of its property is bound, or any law or governmental regulation or court decree or order and will not result in or require the creation or imposition of any Lien on any of the Company's or any Subsidiary's properties pursuant to the provisions of any such agreement or instrument. No vote (including any vote under the rules of any securities exchange or trading system or market on which any of the Company's securities are listed or traded) on the part of the stockholders of the Company, other than those which have been obtained, is required to approve or authorize the amendment to the articles of organization provided for in Section 4(g), any of the transactions contemplated by this Agreement, any of the other Warrant Documents or any of the Loan Documents or the authorization of the issuance of Class A Common Stock or the Warrant Securities or any shares of capital stock to be issued pursuant to the Loan Documents. None of the transactions contemplated by this Agreement, any of the other Warrant Documents or any of the Loan Documents (including the issuance of Class A Common Stock, the Warrant Securities or any shares of capital stock to be issued pursuant to the Loan Documents) will give rise to any payment or the acceleration of any obligation (whether with or without the passage of time or upon the occurrence of any event) to any director, officer or employee of the Company or any Subsidiary.

                 (d) Validity, etc. This Agreement and each of the other Warrant Documents constitutes the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to (i) the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally; and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 (e) Capitalization and Ownership of the Company. The authorized capital stock of the Company consists of (1) 1,903,000 shares of Voting Common Stock, 66,780 of which will be outstanding on the Closing Date;
(2) 72,000 shares of Class A Common Stock, no shares of which will be outstanding on the Closing Date; and (3) 1,400,000 shares of Preferred Stock, $.01 par value, of which (i) 65,000 shares have been designated Series A Preferred Stock, 64,665 shares of which are outstanding, (ii) 30,000 shares have been designated Series B Preferred Stock, 28,144 shares of which are outstanding, (iii) 380,000 shares have been designated Series C Preferred Stock, 374,462 shares of which are outstanding, (iv) 50,000 shares have been designated Series D Preferred Stock, 45,695 shares of which are outstanding,
(v) 30,000 shares have been designated Series E Preferred Stock, 25,816 shares of which are outstanding, (vi) 210,000 shares have been designated Series F Preferred Stock, 208,710 shares of which are outstanding, and (vii) 635,000 shares are undesignated and unissued. The record and, to the best knowledge of the Company, beneficial ownership of the outstanding capital stock of the Company as of the Closing Date is set forth in Exhibit D. All such outstanding shares are duly authorized, validly issued, fully paid and nonassessable, and are not, and will not have been, issued in violation of any preemptive rights. Except as set forth in Exhibit C, Exhibits E-1 and E-2, and the Organic Documents, no issued, no authorized but unissued and no treasury shares of capital stock of the Company are subject to any preemptive right, option, warrant, right of conversion or purchase or any similar right issued or granted by the Company or, to the best knowledge of the Company, by any of its shareholders. Except as set forth in the Organic Documents of the Company or in Section 19, there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company or, to the best knowledge of the Company, any of its Affiliates is a party.

                 (f) Authorization and Issuance of Warrants. The issuance of the Warrants has been duly authorized and, upon delivery to Purchaser of the Warrant Certificates therefor in accordance with the terms hereof, the Warrants will have been validly issued and fully paid and nonassessable, free and clear of all Liens and the issuance thereof will not give rise to any preemptive rights. The issuance of the shares of Class A Common Stock subject to the Warrants has been duly authorized and, when issued upon exercise of the Warrants in accordance with the terms thereof, such shares will have been validly issued and will be fully paid and nonassessable. The issuance of the shares of Voting Common Stock issuable upon conversion of the Class A Common Stock has been duly authorized and, when issued upon conversion of the Class A Common Stock in accordance with the terms thereof, such shares will have been validly issued and will be fully paid and nonassessable and the issuance thereof will not give rise to any preemptive rights. 69,668 shares of Class A Common Stock have been duly reserved for issuance upon the exercise of the Warrants. Except as set forth in the Registration Rights Agreement and on Exhibit D, no Person has the right to demand or any other right to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in the any such registration.

                 (g) Securities Laws. In reliance on the investment representations contained in Section 3, the offer, issuance, sale and delivery of the Warrants to the Purchaser as provided in this Agreement, the issuance and delivery of Class A Common Stock upon the exercise of the Warrants by the Purchaser, and the conversion of the Class A Common Stock into Voting Common Stock, are and will be exempt from the registration requirements of the Securities Act and all applicable state securities laws, as such laws are currently in effect.

                 (h) No Integration of Issue. Neither the Company nor any Person authorized or employed by the Company as agent, broker or otherwise in connection with the offering of the Warrants has offered the Warrants for sale to, or solicited any offers to buy the Warrants from, or otherwise approached or negotiated or communicated in respect thereof with, anyone other than Purchaser. Neither the Company nor any Person acting on behalf of the Company will sell or offer any class of securities to, or solicit any offers to buy any class of securities from, or otherwise approach, negotiate or communicate in respect thereof with, any Person so as to require the registration of the Warrants under the Securities Act or any applicable state securities laws.

                 SECTION 5. Covenants. The Company agrees with each Holder that, until the termination of this Agreement pursuant to Section 24 hereof, the Company will perform the obligations set forth in this Section 6:

                 (a) Financial and Business Information. For so long as the Company is not a Public Company, the Company will furnish, or will cause to be furnished, to each Holder copies of the following financial statements, reports and information:

                          (i) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated and consolidating balance sheet at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Year, of the Company and its Subsidiaries (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by Price Waterhouse LLP or other independent public accountants reasonably satisfactory to the Required Holders, together with a report containing management's discussion and analysis of financial condition and results of operation of the Company and its Subsidiaries generally similar in scope to that which would be required in an annual report on Form 10-K filed under the Exchange Act for such Fiscal Year (delivery to the Holders of such annual report in respect of any Fiscal

                 Year shall satisfy the requirements of this clause (a)(i) with respect to such Fiscal Year);

                          (ii) promptly when available and in any event within forty-five (45) days after the close of each Fiscal Quarter, consolidated and consolidating balance sheets at the close of such Fiscal Quarter, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Company and its Subsidiaries (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief financial or executive officer of the Company, together with a brief report containing management's discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries (including a discussion and analysis of any changes compared to prior results) generally similar in scope to that which would be required in a quarterly report on Form 10-Q filed under the Exchange Act (delivery to the Holders of such a quarterly report on Form 10-Q with respect to any Fiscal Quarter will satisfy the requirements of this clause (a)(ii) with respect to such Fiscal Quarter;

                          (iii) promptly when available and in any event within thirty (30) days after the close of each calendar month of each Fiscal Year (other than a calendar month that is the last month of a Fiscal Quarter), consolidated and consolidating balance sheets at the close of such month, and consolidated and consolidating statements of operations, retained earnings and cash flows for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of the Company and its Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief executive or financial officer of the Company, together with a brief report containing management's discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries (including a discussion and analysis of any changes compared to prior results); and

                          (iv) promptly upon the sending or filing thereof, copies of all reports that the Company sends to its security holders generally, and copies of all reports and registration statements that the Company or any of its Subsidiaries files with the SEC or any national securities exchange.

                 (b) Public Company Information. From and after such time as the Company shall become a Public Company:

                          (i) Filings. The Company will file with the SEC on or before the required date all regular or periodic reports required pursuant to the Exchange Act and deliver to each Holder, promptly upon its becoming available, one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report filed pursuant to the Exchange Act and any registration statement, prospectus or written communication (other than transmittal letters) pursuant to the Securities Act filed by the Company with (i) the SEC or (ii) any national securities exchange; and

                          (ii) Rule 144. The Company will use its best efforts to make publicly available information concerning the Company sufficient to allow any Holder to dispose of all or a portion of the Warrant Securities pursuant to Rule 144 (or any successor provision) promulgated by the SEC under the Securities Act.

                 (c) Maintenance of Corporate Existences, etc. Except as permitted pursuant to Section 6.2.10 of the Credit Agreement, the Company will cause to be done at all times all things necessary to maintain and preserve the corporate existences of the Company and its Subsidiaries.

                 (d) Maintenance of Books and Records. The Company will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP.

                 (e) Inconsistent Agreements. The Company will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by the issuance of the Warrants or the Warrant Shares or by the performance by the Company or any Subsidiary of its obligations under this Agreement or under any other Warrant Documents.

                 (f) Organic Documents. So long as any Warrant Securities are outstanding, the Company's charter shall contain the provisions regarding the Class A Common Stock set forth in its Organic Documents as constituted on the date hereof, except that in connection with the Merger, non-substantive modifications may be made to such provisions to reflect the Merger. The Company shall not permit to occur any amendment, alteration or modification to its Organic Documents, as constituted on the date hereof, the effect of which, in Purchaser's or the Required Holders' judgment, would be to alter, impair or adversely affect either the rights and benefits of Purchaser or the Holders or the duties and obligations of the Company under this Agreement and the other Warrant Documents.

                 (g) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

                 (i) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, expenses or otherwise) requiring any payments to be made by the Company or any of its Subsidiaries to any

         Affiliate, other than (i) any arrangement solely among the Company and its wholly-owned Subsidiaries, and (ii) the Merger; and

                 (ii) any other transaction, arrangement or contract with any of its Affiliates which is on terms which are less favorable than are obtainable in a transaction from any Person which is not one of its Affiliates.

                 (h) Issuance of Additional Rights, Options and Warrants. At any time prior to the Merger Consummation Date, the Company will not issue any rights, options or warrants to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities, whether or not the right to exercise such rights, options or warrants or to convert or exchange such Convertible Securities is immediately exercisable or is conditioned upon the passage of time, an occurrence or non-occurrence of some other event, or both.

                 (i) Antitakeover Statutes. The Company shall take all action necessary to avoid the application of any "fair price," "moratorium," "control share acquisition," "business combination," "shareholder protection" or similar antitakeover statute to the transactions contemplated by this Agreement or any other Warrant Document (including the issuance of the Warrant Securities).

                 (j) Governmental Approvals. The Company will, and will cooperate with the Holders to, secure all necessary consents, approvals, authorizations and exemptions from all governmental authorities in connection with the exercise of the Warrants, the issuance of shares of Class A Common Stock upon exercise of the Warrants and the issuance of shares of Voting Common Stock upon the conversion of such shares of Class A Common Stock.

                 (k) Issuances of Shares. The Company will not issue any shares of Class A Common Stock other than pursuant to the exercise of the Warrants.

                 (l) Registration Rights Priorities. On or prior to the Merger Consummation Date, Brunswick shall cause the holders of its Preferred Stock and all other holders of securities of the Company that are officers and directors of the Company and have registration rights to agree, or otherwise become subject to contractual provisions to the effect, that

                 (i) in the event of any registration of securities of the Company where the intended method of distribution of such securities is by means of an underwriting, (A) all Warrant Shares requested by the Holders to be included in such registration and underwriting pursuant to the rights of the Holders under the Registration Rights Agreement shall first be included before any shares of Preferred Stock (or other securities of the Company issued in connection with the issuance of such Preferred Stock) or other securities of the Company held by such officers and directors shall be included in such registration and underwriting, (B) such priority of registration rights shall be effective notwithstanding that any other holder of securities of the Company has not agreed that Warrant Shares may first be included in such registration and underwriting, and (C) in order to effect such registration and underwriting of Warrant Shares, such other holders of securities of the Company that have not so agreed that Warrant Shares shall first be included in such registration and underwriting may have a larger percentage of their shares included therein than otherwise would be included absent such registration and underwriting of Warrant Shares; and

                 (ii) if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it during a period of not less than 90 days following the effective date of a registration statement of the Company filed under the Securities Act, provided that such agreement may apply only to the first such registration statement of the Company after the Merger Consummation Date that includes securities to be sold on its behalf to the public in an underwritten offering.

The form of such agreements and provisions shall be reasonably satisfactory to the Required Holders and, in the case of clause (i) above, shall be solely for the benefit of the Holders of Warrant Securities and not for any other Person.

                 SECTION 7. Warrant Certificates. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only as provided in Section 9 and, (a) in the case of the Series A Warrants, in the form set forth as Exhibit A and, (b) in the case of the Series B Warrants, in the form of Exhibit B.

                 SECTION 8. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by the duly authorized officers of the Company under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the duly authorized officers of the Company and may be printed or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been a duly authorized officer of the Company, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate although at the date of the execution of this Agreement such person was not such officer.

                 SECTION 9. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

                 SECTION 10. Registration of Transfers and Exchanges. (a) The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender of such Warrant Certificates accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney; provided, however, that prior to effecting such transfer, the transferee shall agree (in a form reasonably satisfactory to the Company) to be bound by the terms of this Agreement, including, without limitation, Section 19. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company. Until the Warrant Certificate is transferred on the Warrant register of the Company, the Company may treat the Holder as shown in the Warrant register as the absolute owner of the Warrant Certificate for all purposes, and notwithstanding any notice to the contrary. The Company agrees that it will make the Warrant register available for inspection by the Holders during normal business hours at its office and that the Holders may rely on the Warrant register for purposes of complying with the preceding sentence.

                 (b) The Warrants shall be transferable in whole or in part and, in the event that a Warrant Certificate is transferred in respect of fewer than all the Warrants evidenced by the Warrant Certificate, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 10 and of Section 8.

                 (c) If any transfer of Warrants or Warrant Shares is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if reasonably requested by the Company, deliver to the Company an opinion of counsel, which may be counsel to the Holder but which must be reasonably satisfactory to the Company, reasonably satisfactory in form, scope and substance to the Company, that such Warrants or Warrant Shares may be sold without registration under the Securities Act, as well as:

                          (1)     an investment covenant reasonably
         satisfactory to the Company signed by the proposed transferee (except that no such covenant will be required in connection with a transfer effected in accordance with Rule 144A under the Securities Act);

                          (2) an agreement by such transferee to the impression of the restrictive legends set forth below on the Warrant Certificate or on the certificate evidencing such Warrant Shares.

The Holders agree that each Warrant Certificate and each certificate representing Warrant Shares will bear the following legend (the "Securities Legend"):

                          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS."

Notwithstanding the foregoing provisions of this Section 10, the restrictions upon the transferability of the Warrant Securities and the Securities Legend requirement set forth above in this Section 10 shall terminate as to any of the Warrant Securities (i) when and so long as such Warrant Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Securities Legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 10 shall terminate as to any Warrant Security, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant Certificate or certificate for Warrant Shares bearing the following legend in place of the Securities Legend set forth above:

                          "THE RESTRICTIONS ON TRANSFERABILITY OF THE
                          SECURITIES REPRESENTED BY THIS CERTIFICATE TERMINATED ON ______________, 19__, AND ARE OF NO FURTHER FORCE AND EFFECT."

The Holders further agree that each Warrant Certificate and each certificate representing Warrant Shares will bear the following legend:

                          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF APRIL 15, 1996, BETWEEN BRUNSWICK BIOMEDICAL CORPORATION (THE "COMPANY") AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION (THE "PURCHASER"),

                          AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 15, 1996, AMONG THE COMPANY AND THE PURCHASER, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID."

Warrant Certificates may be exchanged at the option of the Holder(s) thereof when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants, including, without limitation, upon an adjustment in the Exercise Price or in the number of Warrant Shares purchasable upon exercise of the Warrants. Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

                 SECTION 11.  Exercise of Warrants; Conversion of Warrants.
(a) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time prior to April 15, 2006, to receive from the Company the number of fully paid and nonassessable Warrant Shares which such Holder may at the time be entitled to receive on exercise of all or any part of the Warrants and payment of the appropriate Exercise Price then in effect for such Warrant Shares. A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 20) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase attached thereto properly completed and signed, upon payment to the Company of the appropriate Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by check payable to the order of the Company. Upon such surrender of Warrant Certificates and payment of the appropriate Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within ten (10) Business Days of such surrender and payment) to or upon the written order of the Holder, and in the name of the Holder or the Holder's nominee, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with such other property (including cash) and securities as may then be deliverable upon such exercise, including cash for fractional Warrant Shares as provided in Section 16. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price.

                 (b) Subject to the terms of this Agreement, each Holder shall have the right (the "Conversion Right"), which may be exercised at any time or from time to time prior to April 15, 2006, to convert the Warrants, in whole or in part, into the number of fully paid and nonassessable Warrant Shares calculated pursuant to the following formula:

                                     X   =   Y (A-B)
                                             -------
                                                A

         where:           X       =        the number of Warrant Shares to be
                                           issued to the Holders;

                          Y       =        the number of Warrant Shares for
                                           which the Conversion Right is being
                                           exercised;

                          A       =        the Fair Market Value per Share as
                                           of the date of exercise of such
                                           Conversion Right; and

                          B       =        the Exercise Price with respect to
                                           such Warrants.

A Warrant may be converted upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 20) of the certificate or certificates evidencing the Warrants to be converted with the form of election to convert attached thereto properly completed and signed. Upon such surrender of Warrant Certificates, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within ten (10) Business Days of such surrender) to or upon the written order of the Holder, and in the name of the Holder or the Holder's nominee, a certificate or certificates for the number of full Warrant Shares issuable upon the conversion of such Warrants together with such other property (including cash) and securities as may then be deliverable upon such conversion, including cash for fractional Warrant Shares as provided in Section 16. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates.

                 (c) The Warrants shall be exercisable and convertible, at the election of the Holders thereof, either in full or from time to time in part, and in the event that a Warrant Certificate is exercised or converted in respect of fewer than all of the Warrant Shares issuable pursuant to such Warrant Certificate at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this
Section 11 and of Section 8. All Warrant Certificates surrendered upon exercise or conversion of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices received hereunder available for inspection during normal business hours at its office. The Company will furnish, at its expense, copies of this Agreement and all such notices, upon request, to any Holder of any Warrant Certificates.

                 SECTION 12. Payment of Taxes. The Company will pay all stamp and transfer taxes in connection with the issuance, sale and delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and payment of the appropriate Exercise Price or upon conversion of the Warrants. The Company will not, however, be required to pay any tax or other similar charges imposed in connection with any transfer of any Warrant Securities. Nothing herein shall be construed as requiring the Company to pay any taxes imposed in respect of income realized by any Holder upon the purchase, transfer or exercise of Warrants.

                 SECTION 13. Mutilated or Missing Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company (which shall include an affidavit of the Holder) that any Warrant Certificate shall have been mutilated, lost, stolen or destroyed and, in the case of loss, theft or destruction, a customary indemnity agreement from the Holder of such Warrant Certificate, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants.

                 SECTION 14. Reservation of Warrant Shares. The Company will at all times that any Warrant is exercisable reserve and keep available, free from preemptive or similar rights, out of the aggregate of its authorized but unissued capital stock or its authorized and issued capital stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, (i) the maximum number of shares of each class of capital stock constituting a part of the Warrant Shares which may then be deliverable upon the exercise of all outstanding Warrants and (ii) the maximum number of shares of each class of capital stock of the Company which may then be delivered upon the conversion of all issued Warrant Shares into Voting Common Stock of the Company. The Company shall cause all shares of Voting Common Stock into which shares of Class A Common Stock issuable upon exercise of the Warrants are convertible to be (x) listed (or to be listed subject to notice of issuance) on each securities exchange on which shares of Voting Common Stock are listed, or (y) admitted for trading in any inter-dealer quotation system on which shares of Voting Common Stock are traded. The Company or, if appointed, the transfer agent for shares of each class of capital stock of the Company (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants or of the rights of conversion of the Warrant Shares. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 17. Before taking any action which would cause an adjustment pursuant to Section 15 to the maximum number of Warrant Shares deliverable upon the exercise of all outstanding Warrants above the then authorized number of shares of Class A Common Stock, the Company shall cause to be authorized additional shares of Class A Common Stock such that such maximum number of shares of Class A Common Stock deliverable upon exercise of all outstanding Warrants does not exceed the number of shares of Class A Common Stock authorized pursuant to the Organic Documents of the Company. Before taking any action which would cause an adjustment pursuant to
Section 15 to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                 SECTION 15. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 15.

                 (a) Adjustment for Change in Capital Stock of the Company. If the Company (i) pays a dividend or makes a distribution on any class of its Common Stock in shares of any class of its Stock, (ii) subdivides its outstanding shares of any class of Common Stock into a greater number of shares, (iii) combines its outstanding shares of any class of Common stock into a smaller number of shares, (iv) makes a distribution on any class of its Common Stock in shares of its Stock other than Common Stock, or (v) issues by reclassification of any class of its Common Stock any shares of its Stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action and the shares of Class A Common Stock issuable upon exercise of such Warrants had been converted into shares of Voting Common Stock. Such adjustment shall be made successively whenever any event listed above shall occur, and shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment a Holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine in the good faith exercise of its reasonable business judgment the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those in this Section 15.

                 (b) Adjustment for Common Stock Issues. If the Company issues shares of Common Stock for a consideration per share less than the Fair Market Value per Share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the following formula:


                                        P
                                        -
                          E' = E x (O + M)
                                    -----
                                      A
where:                    E' =    the adjusted Exercise Price;

                          E  =    the then current Exercise Price;

                          O  =    the number of shares of Common Stock
                                  outstanding immediately prior to the issuance of such additional shares;

                          P  =    the aggregate consideration received for the
                                  issuance of such additional shares;

                          M  =    the Fair Market Value per Share on the date
                                  the Company fixes the offering price of such additional shares; and

                          A  =    the number of shares of Common Stock
                                  outstanding immediately after the issuance of such additional shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. The provisions of this subsection (b) do not apply (i) to of the transactions described in subsection (a) of this Section 15 or (ii) any transaction for which an adjustment has been made pursuant to the provisions of subsections (c) or (d) of this Section 15, or (iii) the issuance of any Excluded Shares.

                 (c) Adjustment for Convertible Securities Issues. If the Company issues any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Stock, either immediately or upon the occurrence of a specified date or a specified event ("Convertible Securities"), other than shares of Class A Common Stock issued pursuant to the Warrants and Convertible Securities for which an adjustment has been made pursuant to the provisions of subsection (d) of this Section 15, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both, for a consideration per share of Stock initially deliverable upon conversion or exchange of such Convertible Securities less than the Fair Market Value per Share on the date of issuance of such Convertible Securities, the Exercise Price shall be adjusted in accordance with this formula:

                                       P
                                       -
                          E' = E x O + M
                                   -----
                                   O + D

where:                    E' =    the adjusted Exercise Price;

                          E  =    the then current Exercise Price;

                          O  =    the number of shares of Common Stock
                                  outstanding immediately prior to the issuance of such Convertible Securities;

                          P  =    the aggregate consideration received for the
                                  issuance of such Convertible Securities; and

                          M  =    the Fair Market Value per Share on the date
                                  of issuance of such Convertible Securities;
                                  and

                          D  =    the maximum number of shares of Common Stock
                                  deliverable upon exercise, conversion or in exchange of such Convertible Securities at the Minimum Price.

In this subsection (c), the term "Minimum Price" means the lowest price at which the Convertible Securities can be converted into or exchanged for Common Stock, regardless of whether that is the initial rate or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Stock deliverable upon conversion or exchange of such Convertible Securities has not been issued when such Convertible Securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such Convertible Securities been made on the basis of the actual number of shares of Stock issued upon conversion or exchange of such Convertible Securities.

                 (d) Adjustment for Right, Option and Warrant Issues. If the Company issues any rights, options or warrants to subscribe for or purchase or otherwise acquire Stock, whether or not the right to exercise such rights, options or warrants is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both (the "Option Securities"), for a consideration per share of Stock initially deliverable upon exercise of such Option Securities less than the Fair Market Value per Share on the date of issuance of such Option Securities, the Exercise Price shall be adjusted in accordance with this formula:

                                       P
                                       -
                          E' = E x O + M
                                   -----
                                   O + D

where:           E' =     the adjusted Exercise Price;

                 E  =     the then current Exercise Price;

                 O  =     the number of shares of Common Stock outstanding
                          immediately prior to the issuance of such Option
                          Securities;

                 P  =     the aggregate consideration received for the issuance
                          of such Option Securities;

                 M  =     the Fair Market Value per Share on the date of
                          issuance of such Option Securities; and

                 D  =     the maximum number of shares of Common Stock
                          deliverable upon exercise, conversion or in exchange of such Option Securities at the Minimum Price.

As used in this subsection (d), the term "Minimum Price" means the lowest price at which the Option Securities may be exercised to purchase or otherwise acquire Common Stock, regardless of whether that is the initial price or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon exercise of such Option Securities has not been issued when such Option Securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such Option Securities been made on the basis of the actual number of shares of Common Stock issued upon such exercise of such Option Securities.

                 (e) Consideration Received. For purposes of any computation respecting consideration received pursuant to any subsection of this Section 15, the following shall apply:

                 (i) in the case of the issuance of shares of Common Stock for cash, the consideration received shall be the amount of cash received by the Company therefor, without deduction therefrom of any reasonable expenses incurred by the Company in connection therewith or any reasonable underwriters' discounts, fees and commissions paid or allowed by the Company in connection therewith.

                 (ii) in the case of the issuance of shares of Common Stock for a consideration consisting in whole or in part of other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, without deduction therefrom of any reasonable expenses incurred by the Company in connection therewith. In any circumstances in which the fair market value of any such consideration is to be determined pursuant to this paragraph (ii), the Company shall give to the Holders (or, if such determination affects less than all of the Holders, to the Holders so affected) written notice of the proposed fair market value, as determined in good faith by the Board of Directors of the Company. If, within thirty (30) days after the date such notice is given, the Company and such Holders agree upon the fair market value then the fair market value for purposes of this paragraph (ii) shall be as so agreed. If such Holders and the Company do not agree upon such fair market value within such 30-day period, then the Required Holders and the Company shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Company. If the Company and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Company shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the fair market value for the purposes of this paragraph (ii), and such investment banking firm shall make such appraisal (which shall be in the form of a written report signed by such investment banking firm) and, for the purposes of determining the fair market value pursuant to this paragraph (ii), such appraised fair market value determined as herein provided shall be final and conclusive on the Company and the Holders. If the appraised value of the Company as determined by such investment banking firm is equal to or less than that determined by the Board of Directors of the Company in accordance with this paragraph (ii), then all fees and expenses of such investment banking firm shall be paid by the Required Holders requesting such appraisal. If the appraised value of the Company as determined by such investment banking firm is greater than that determined by the Board of Directors in accordance with this paragraph
         (ii), then all fees and expenses of such investment banking firm shall be paid by the Company.

                 (iii) in the case of the issuance of Convertible Securities or securities issuable upon the exercise of Option Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Convertible Securities, plus the consideration, if any, received by the Company for the issuance of such Option Securities, plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection (e)).

                 (f) Special Adjustments. If the purchase price provided for in any Option Securities, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Stock shall change, the Exercise Price or number of Warrant Shares purchasable upon the exercise of the Warrants in effect at the time of such event shall forthwith be readjusted. The Exercise Price or number of Warrant Shares purchasable upon the exercise of the Warrants shall be adjusted to those amounts which would have been in effect at such time had such Option Securities or Convertible Securities outstanding at such time initially been granted, issued or sold and the Exercise Price or number of Warrant Shares purchasable upon the exercise of the Warrants initially adjusted as provided in the applicable subsection of this Section 15, whichever was applicable, except that the minimum amount of additional consideration payable and the total maximum number of shares issuable shall be determined after giving effect to such event (and any prior event or events).

                 (g) When No Adjustment Required. No adjustment need be made for a change in the par value or absence of par value of any Common Stock. No adjustment in the Exercise Price need be made unless adjustment would require an increase or decrease of at least 1% of the Exercise Price. Any adjustments that are not made but deferred pursuant to this subsection shall be carried forward and taken into account in any subsequent adjustment.

                 (h)      Determination of  Fair Market Value per Share; Notice
of Adjustment.   Prior to issuing any shares of Common Stock, any Convertible
Securities or any Option Securities, the Company shall cause the Board of Directors of the Company to determine in good faith the Fair Market Value per Share, as of the date on which the Company fixes the offering price of such shares or as of the date of issuance of such Convertible Securities or Option Securities, as the case may be. Within five (5) days of such determination by the Board of Directors of the Company, but in no event later than thirty (30) days prior to issuance of such Common Stock, Convertible Securities or Option Securities, the Company shall give the Holders written notice of the proposed Fair Market Value per Share. If within such thirty (30) day period, the Company and such Holders agree upon the Fair Market Value per Share, then the Fair Market Value per Share shall be as so agreed. If, within such 30-day period, the Company and the Required Holders do not agree upon such Fair Market Value per Share, then the Fair Market Value per Share shall be determined as provided in clause (b) of the definition thereof.

                 (i) Reorganization of the Company. In the event of any capital reorganization, recapitalization or reclassification of the capital stock of the Company, or consolidation, merger or amalgamation of the Company with another entity, any acquisition of capital stock of the Company by means of a share exchange, or the sale, lease, transfer, conveyance or other disposition of all or substantially all of its assets to another entity, then, as a condition of such reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition, lawful and adequate provision shall be made whereby the Holders of the Warrant Certificates shall thereafter have the right to purchase and receive, on the basis and upon the terms and conditions specified in this Agreement and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, such shares of stock, securities, cash or property as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrant Certificates had such reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition not taken place. If such consolidation, merger, amalgamation, share exchange, sale, lease, transfer, conveyance or other disposition is with any Person or group of Persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act) who shall have made a purchase, tender or exchange offer which was accepted by the holders of not less than twenty percent (20%) of the outstanding shares of Common Stock of the Company, the Holders of the Warrants shall have been given a reasonable opportunity (and, in no event, less than 30 days) to elect to receive, either (x) the stock, securities, cash or property it would have received pursuant to the immediately preceding sentence or (y) the stock, securities, cash or property issued or paid (or to be issued or paid) to holders of the Common Stock in accordance with such offer. In any such case appropriate provision shall be made with respect to the rights and interests of the Holders of the Warrants to the end that the provisions of this Agreement (including, without limitation, provisions for adjustment of the Exercise Price and of the number and type of securities purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, cash or property thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation, merger or amalgamation, share exchange or the entity purchasing or otherwise acquiring such assets or shares (i) shall assume by a supplemental Warrant Agreement, satisfactory in form, scope and substance to the Required Holders (which shall be mailed or delivered to the registered Holders of the Warrants at the last address of such Holders appearing on the books of the Company) the obligation to deliver to such Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such Holders may be entitled to purchase (the "Substitute Securities") and (ii) shall assume all of the obligations of the Company set forth in this Agreement and the Registration Rights Agreement. Following such assumption such obligations shall apply to the Substitute Securities rather than to the Warrant Shares. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an Affiliate of the formed, surviving, transferee or lessee entity, such issuer shall join the supplemental Warrant Agreement. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, reclassifications, consolidations, mergers, amalgamations, share exchanges, sales, leases, transfers, conveyances or other dispositions. The provisions of this subsection (i) of Section 15 shall not apply to the Merger to the extent the Merger complies with subsection (j) of Section 15.

                 (j) The Merger. Upon consummation of the Merger, (1) the Warrant Documents and all obligations of Brunswick under the Warrant Documents shall automatically become the legal, valid and binding obligations of STI, enforceable against STI in accordance with their terms, as if STI had been the signatory thereto, (2) each Series A Warrant shall be exercisable for a number of shares of Class A Common Stock of STI equal to (i) the number of shares of Class A Common Stock of Brunswick for which such Series A Warrant is exercisable as of the Merger Consummation Date, multiplied by (ii) the Conversion Factor, for an Exercise Price equal to $.10 per share multiplied by the Conversion Factor, and (3) each Series B Warrant shall be exercisable for a number of shares Class A Common Stock of STI equal to (i) the number of shares of Class A Common Stock of Brunswick for which such Series B Warrant is exercisable as of the Merger Consummation Date, multiplied by (ii) the Conversion Factor, for an Exercise Price equal to the Exercise Price immediately prior to consummation of the Merger divided by the Conversion Factor. Brunswick acknowledges and agrees that it is a condition to the Merger that STI execute and deliver to the Purchaser, prior to or concurrently with the consummation of the Merger, (1) an assumption agreement, in form and substance reasonably satisfactory to the Required Holders, pursuant to which STI shall expressly assume and reaffirm its obligations under the Warrant Documents, (2) substitute Series A Warrant Certificates and Series B Warrant Certificates evidencing warrants for the number of shares of Class A Common Stock of STI set forth in the preceding sentence and reflecting the Exercise Prices for the Series A Warrants and Series B

Warrants effective upon and after the Merger Consummation Date, and (3) an opinion of counsel to STI in the form of Exhibit F.

                 (k) When Issuance or Payment May Be Deferred. In any case in which this Section 15 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares issuable upon such exercise over and above the Warrant Shares issuable upon such exercise on the basis of the Exercise Price prior to such adjustment and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 16; provided, however, that the Company shall deliver to such Holder a bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares and cash upon the occurrence of the event requiring such adjustment.

                 (l) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to this Section 15, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Warrant Shares (calculated to the nearest hundredth) obtained from the following formula:

                                  N'= N x E
                                          -
                                          E'

where:                    N' =    the adjusted number of Warrant Shares
                                  issuable upon exercise of a Warrant by
                                  payment of the adjusted Exercise Price;

                          N  =    the number or Warrant Shares previously
                                  issuable upon exercise of a Warrant by
                                  payment of the Exercise Price prior to
                                  adjustment;

                          E' =    the adjusted Exercise Price; and

                          E  =    the Exercise Price prior to adjustment.

Anything in this subsection (l) or elsewhere in this Agreement to the contrary notwithstanding, if because of any limitations set forth in subsection (g) of this Section 15, no adjustment in the Exercise Price is made, the provisions of this subsection (l) shall nevertheless be given effect so as to increase or decrease the adjusted number of Warrant Shares as though E' in the above formula had actually been adjusted.

                 SECTION 16. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of the

Warrant Shares would, except for the provisions of this Section 16, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Market Value per Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                 SECTION 17. Notice to Warrant Holders. Upon any adjustment of the Exercise Price or number or type of securities purchasable upon exercise of the Warrants pursuant to Section 15, and as otherwise required by Section 15, the Company shall promptly thereafter (i) upon the request of the Required Holders, cause to be filed with the Company a certificate of the chief financial officer of the Company setting forth the Exercise Price and the number and type of securities or other property constituting Warrant Shares after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and, in the case of an adjustment pursuant to Section 15(i) or (j), setting forth the number and type of securities or other property constituting Warrant Shares (or portion thereof) issuable, after such adjustment in the Exercise Price or number of Warrant Shares purchasable upon exercise of the Warrants, upon exercise of a Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to each of the Holders of the Warrant Certificates written notice of such adjustments, together with a copy of such certificate. Where appropriate, such notice may be given in advance and included as a part of the notice required to be given under the other provisions of this Section 17. In the event:

                 (a) the Company shall authorize the issuance to holders (although not necessarily to all such holders) of shares of Stock or rights, options or warrants to subscribe for or purchase or otherwise acquire shares of Stock or of any other securities or property (including securities of any other issuer) or of any other subscription rights, options or warrants; or

                 (b) the Company shall authorize the payment of any dividend or distribution to holders of shares of Stock of cash, Stock or other securities or property (including securities of any other issuer) of the Company; or

                 (c) of any capital reorganization, reclassification or recapitalization of the capital stock of the Company, or any amalgamation, consolidation or merger to which the Company is a party, or any acquisition of capital stock of the Company through a share exchange, or of the sale, lease, conveyance, transfer or other disposition of the properties and assets of the Company substantially as an entirety, or a purchase, tender or exchange offer for shares of Common Stock or other securities constituting part of the Warrant Shares (whether by the Company or some other party); or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                 (e) the Company proposes to take any action which would require an adjustment of the Exercise Price or number of Warrant Shares purchasable upon exercise of the Warrants pursuant to Section 15;

then the Company shall cause to be given to each of the Holders, at least 20 days prior to the applicable record date hereinafter specified (or promptly in the case of events for which there is no record date), a written notice stating (as applicable) (i) the date as of which the holders of record of shares of Stock entitled to receive any such rights, options, warrants or dividends or distribution are to be determined, (ii) the date on which any such reclassification, recapitalization or reorganization, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up is expected to become effective or be consummated, or (iii) the initial expiration date set forth in any purchase, tender or exchange offer for shares of Stock, and the date as of which it is expected that holders of record of shares of Stock or other securities constituting a part of the Warrant Shares (or securities into which the Warrant Shares may be converted) shall be entitled to exchange such shares or securities for securities or other property, if any, deliverable upon such reclassification, recapitalization, reorganization, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up. The failure to give the notice required by this Section 17 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up, or the vote upon any action. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders the right to vote or to consent as stockholders in respect of the meetings of stockholders or the election of members of the Board of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

                 SECTION 18. Cash Distributions and Dividends. If the Company pays a dividend or makes a distribution to the holders of its Stock of any securities (other than Stock) or property (including cash and securities of other companies) of the Company, or any rights, options or warrants to purchase securities (other than Stock) or property (including securities of other companies) of the Company, then, simultaneously with the payment of such dividend or the making of such distribution, and as a condition precedent to its right to do so, it will pay or distribute to the Holders of Series A Warrant Certificates an amount of property (including without limitation cash) and/or securities (including without limitation securities of other companies) of the Company as would have been received by such Holders had they exercised all of the Series A Warrants represented by the Series A Warrant Certificates immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such dividend or distribution. Anything in subsection (d) of Section 15 to the contrary notwithstanding, no adjustment to the Exercise Price shall be made for any distribution of Convertible Securities of the Company to the Holders pursuant to the provisions of this Section 18.

                 SECTION 19.  Put Rights; Tag-Along Rights and Registration
Rights.

         (a) Put by Holders. Unless the Required Holders have otherwise agreed in writing, at any time and from time to time on or after the occurrence of a Put Event, the Put Right shall be exercisable by each of the Holders. After receipt of a Put Notice from any Holder, the Company will promptly (and in any event within ten (10) days) give written notice (the "Put Exercise Notice") to each of the other Holders of Warrant Securities that a Put Right has been exercised. Each Holder will have the right to participate in the Put Right and require the Company to repurchase all or any portion of such Holder's Warrant Securities by delivering written notice to the Company within ten (10) days following receipt of the Put Exercise Notice. All such notices delivered by such other Holders will be deemed to have been delivered as of the date of the initial Put Notice and taken together will be deemed to be one exercise of the Put Right. Upon the exercise by a Holder of the Put Right, the purchase price payable to such Holder (the "Put Purchase Price") by the Company for such Holder's Warrant Securities shall be as follows:

                 (i) in the case of Warrants, an amount determined by subtracting (A) the aggregate Exercise Price for Series B Warrants then in effect under the Warrant Agreement from (B) the product of (1) the Contract Value per Share, multiplied by (2) the number of shares of Voting Common Stock that may be acquired upon the conversion by such Holder of the shares of Class A Common Stock that would be received upon exercise of such Holder's Warrants with respect to which the Put Right is being exercised;

                 (ii) in the case of Class A Common Stock, an amount equal to the product of (A) the Contract Value per Share, multiplied by (B) the number of shares of Voting Common Stock that may be acquired upon the conversion by such Holder of the shares of Class A Common Stock with respect to which the Put Right is being exercised; and

                 (iii) in the case of Voting Common Stock, an amount equal to the product of (A) the Contract Value per Share, multiplied by (B) the number of shares of Voting Common Stock with respect to which the Put Right is being exercised.

Promptly upon the receipt of a Put Notice pursuant to Section 19(a) the Company shall cause the Contract Value per Share to be determined, and shall give written notice of the determination thereof to each Holder, promptly upon the determination thereof and in any event within thirty (30) days following the Company's receipt of the Put Notice. The provisions of this Section 19(a) shall apply until the termination of this Agreement pursuant to Section 24 to any Person who acquires in any manner any Warrant Securities from any Holder.

         (b) Closing. Each closing of the purchase and sale of any Warrant Securities pursuant to Section 19(a) shall take place on a date (a "Put Closing Date") which is the later of (i) thirty (30) days after the giving of the Put Notice, and (ii) ten (10) days after determination of the Contract Value per share, provided that if such day is not a Business Day such closing shall be on the next succeeding Business Day. Payment of the Put Purchase Price shall be due and payable in full on the Put Closing Date. The closing of such purchase and sale of Warrant Securities shall take place at 10:00 a.m. on the Put Closing Date at such location in Atlanta, Georgia, or New York, New York, as the Required Holders may reasonably determine and notify the Company or at such other location as may be agreed to by the Company and the Required Holders. The Put Purchase Price shall be paid in full at each such closing, by wire transfer of immediately available federal funds, and the Warrant Securities to be repurchased at such closing shall be duly endorsed for transfer. Such Warrant Securities shall be free and clear of all liens and encumbrances of any kind, nature and description, other than applicable restrictions under federal and state securities laws, and each Holder shall represent and warrant to the Company to such effect with respect to such Holder's Warrant Securities. The Company will pay all stamp and transfer taxes in connection with the repurchase of the Warrant Securities hereunder.

         (c) Restrictions on Purchase. The Company covenants and agrees that, other than the Restrictive Provisions, it shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Required Holders, enter into or agree to become subject to any term, condition, provision or agreement that would conflict with or restrict in any way the performance of the Company's obligations under this Agreement or that would by its terms restrict the availability of Legally Available Funds with which to perform such obligations. Anything in this Agreement to the contrary notwithstanding, the Company shall not be required to purchase Warrant Securities under Section 19(a) if at the time of closing of the purchase and sale of any Warrant Securities pursuant to Section 19(a) there exists any Restrictions on Purchase. Upon receipt of a Put Notice, if the Company's obligations under Section 19(a) at the time of performance would be subject to Restrictions on Purchase, then the Company (i) shall promptly use all reasonable efforts (excluding the payment of waiver, consent or similar transactional fees, but including reasonable documentation costs and other similar expenses) to cause the Required Lenders to waive compliance with any such Restrictive Provisions and/or to amend the Restrictive Provisions so as to permit the purchase of the Warrant Securities pursuant to this Agreement, (ii) shall not repay, redeem, purchase or otherwise retire any indebtedness for borrowed money of, or any debt securities issued by, the Company in an amount or for a price or other consideration in excess of the principal amount thereof, and (iii) shall not declare or pay any dividend or distribution on any shares of Stock (other than dividends that accrue and cumulate on Preferred Stock in accordance with the terms of such Preferred Stock as is in effect on the date such Put Notice is received by the Company). If, notwithstanding the Company's reasonable efforts required under this Section 19(c), the Company is unable to fulfill its obligations under Section 19(a) because of the existence of one or more Restrictions on Purchase, the Company shall give prompt written notice thereof to each Holder exercising Put Rights, specifying in reasonable detail the nature thereof and the extent, if any, to which the Company would be able to fulfill its obligation to pay the Purchase Price within the Restrictions on Purchase. If any Restrictions on Purchase exist on the proposed Put Closing Date, then at the sole and independent election of each such Holder, and pursuant to written notice given by any such Holder to the
Company: (i) such Holder's Put Right shall remain exercised and the closing of the purchase and sale of Warrant Securities pursuant to such Holder's Put Right shall be deferred until not more than five Business Days after all such Restrictions on Purchase cease to exist; provided, however, that, as and to the extent that such Restrictions on Purchase cease to exist, the Company shall promptly make partial payments of the Purchase Price to such Holder, in which case there shall be a series of such closings, each of which shall take place not more than five Business Days after such Restrictions on Purchase have ceased to exist to an extent that would permit such partial payments of the Purchase Price in increments of not less than $100,000 ("Partially Available Funds"); or (ii) the exercise of such Holder's Put Right shall be rescinded and such Holder shall reserve its right to exercise the Put Right at any subsequent time. In the event that any Holders make the election provided in clause (i) of the immediately preceding sentence, the Company shall purchase from such selling Holders that number of Warrant Securities as may be purchased at the Purchase Price using that portion of Partially Available Funds for such purchase as equals the product of (a) all Partially Available Funds, and (b) the ratio of (i) the Warrant Securities originally proposed to be sold by such Holders electing to sell and not electing to rescind pursuant to clause (ii) of the immediately preceding sentence, to (ii) the Warrant Securities originally proposed to be sold by all Holders (treating all Warrants as fully exercised for the Warrant Shares to which the Holders would be entitled upon exercise of such Warrants). Such purchase shall be made from each selling Holder pro rata based on the ratio of (i) the number of Warrant Securities originally proposed to be sold by such Holder to (ii) the Warrant Securities originally proposed to be sold by all Holders. None of the provisions of this Section 19(c) shall be construed to limit any other right or remedy under applicable law which any Holder may have as a result of the failure by the Company to purchase Warrant Securities as herein provided.

         (d)     Tag-Along Rights.   Without limitation to the right of any
Holder to exercise its Put Right pursuant to Section 19(a), if at any time the Company shall determine to enter into any transaction or series of transactions that would result in a Change of Control (a "Change of Control Transaction") (any third party proposing to enter into such transaction or transactions being hereinafter referred to in this Section 19(d) as a "Prospective Purchaser"), the Company and any Prospective Purchaser shall first give written notice (the "Offer Notice") to all of the Holders, specifying the name and address of the Prospective Purchaser and the number of shares, if any, of Stock proposed to be issued, sold, transferred or otherwise disposed of and setting forth in reasonable detail the price, structure and other terms and conditions of the Change of Control Transaction. The Offer Notice shall represent the offer (the "Offer") from the Prospective Purchaser to each of the Holders of the right to sell to the Prospective Purchaser as a condition to the consummation of the proposed transaction described in the Offer Notice, all Warrant Securities then owned by each Holder to the Prospective Purchaser and, at the option of the Holders, on the same terms and conditions (including price and form of consideration) as are being offered by the Prospective Purchaser to the Company or at the Fair Market Value per Share, determined as of the date of the Offer Notice, minus the Exercise Price (if any). Each Holder shall have thirty (30) days from the date of receipt of the Offer Notice to give written notice of its intention to accept or reject the Offer. Failure to respond within such thirty-day period shall be deemed notice of rejection. In the event that any Holder gives written notice to the Company and the Prospective Purchaser of its intention to accept such Offer, then such written notice, taken in conjunction with the Offer Notice, shall constitute a valid and legally binding agreement, and each of the Holders so giving such written notice shall be entitled to sell to the Prospective Purchaser, contemporaneously with the consummation of the Change of Control Transaction, all of the Warrant Securities at the price specified therefor by such Holder in accordance with this Section 19(d). In the event that all of the Holders reject or are deemed to have rejected the offer represented by the Offer Notice, the Company shall be free to proceed to consummate such Change of Control Transaction on the terms and conditions set forth in the Offer Notice, provided that such sale is not otherwise prohibited by any agreement between the Company and the Purchaser. In the event the Company fails to complete the proposed sale, transfer or other disposition within ninety (90) days after the Holder or Holders rejected or were deemed to have rejected the Offer, such transaction or transactions shall again be subject to the provisions of this Section 19(d). The provisions of this
Section 19(d)
shall apply until the termination of this Agreement pursuant to Section 24 to any Person who acquires in any manner any Warrant Securities from any Holder.

         (e) Limitation on Put Rights of Others. The Company covenants and agrees that, neither the Company nor any of its Subsidiaries shall, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of any rights to require the Company or any of its Subsidiaries to purchase securities of the Company upon the demand of any Person. The Company represents and warrants that neither it nor any of its Subsidiaries has previously entered into any agreement granting any such rights to any Person, except for such rights as are granted pursuant to the Preferred Stock Purchase Agreement between Brunswick and the State of Maryland relating to the Series D Preferred Stock of Brunswick.

         (f) Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution, statute, rule or public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, rule or public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

                 SECTION 20. Notices. All notices, consents, approvals, agreements and other communications provided hereunder shall be in writing or by telecopy and shall be sufficiently given to the Purchaser, the Holders and the Company if addressed or delivered to them at the following addresses:

                 If to the Purchaser:      ING Capital
                                           135 East 57th Street
                                           New York, New York  10022
                                           Attention:  Chief Credit Officer
                                           Telecopier No.:  (212) 750-8935

                 with copies to:           ING Capital
                                           Atlanta Office
                                           200 Galleria Parkway
                                           Suite 950
                                           Atlanta, Georgia  30339
                                           Telecopier No.:  (770) 951-1005

                 and a copy to:            King & Spalding

                                           191 Peachtree Street
                                           Atlanta, Georgia  30303-1763
                                           Attention:  Hector E. Llorens, Jr.,
Esq.
                                           Telecopier No.:  (404) 572-5100

                 If to any other           At its last known address appearing
                 Holder:                   on the books of the Company
                                           maintained for such purpose

                 If to the Company         Brunswick Biomedical Corporation
                 prior to the Merger       6 Thatcher Lane
                 Consummation              Wareham, Massachusetts 01752
                 Date:                     Attention: James H. Miller
                                           Telecopier No.: (508) 460-7702

                 with a copy to:           Palmer & Dodge
                                           One Beacon Street
                                           Boston, Massachusetts 02108
                                           Attention: Stanley Keller, Esq.
                                           Telecopier No.: (617) 227-4420

                 If to the Company         Survival Technology, Inc.
                 on or after the           2275 Research Boulevard, Suite 100
                 Merger Consumma-          Rockville, Maryland 20830
                 tion Date:                Attention: James H. Miller
                                           Telecopier No.: (301) 926-6423

                 with a copy to:           Palmer & Dodge
                                           One Beacon Street
                                           Boston, Massachusetts 02108
                                           Attention: Stanley Keller, Esq.
                                           Telecopier No.: (617) 227-6420

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered,
(ii) when received, if deposited in the mail, postage prepaid, (iii) when transmission is verified, if telecopied, and (iv) on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 SECTION 20. Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket expenses of the Purchaser (including reasonable fees and expenses of counsel retained by the Purchaser from time to time) in connection with (i) the negotiation, preparation, execution, and delivery of this Agreement and each other Warrant Document, whether or not the transactions contemplated hereby are consummated, and (ii) the consideration of legal questions relevant hereto and thereto. The Company also agrees to reimburse the Purchaser and each Holder upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Purchaser or such Holder in enforcing the obligations of the Company under this Agreement or any other Warrant Document or in connection with any amendment, waiver, consent, supplement or other modification to this Agreement or any Warrant Document.

                 SECTION 22. Indemnification. (a) In consideration of the transactions contemplated by this Agreement and the other Warrant Documents, the Company hereby agrees to indemnify, exonerate and hold the Purchaser and each Holder, each of their respective successors and assigns, each of the respective officers, directors, employees, attorneys and agents of the Purchaser and each Holder and each of their respective successors and assigns (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them or asserted or awarded against the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

         (i) any transaction contemplated by this Agreement or any other Warrant Document;

         (ii) the making of any claim by any investment banking firm, broker or third party that it is entitled to compensation from any Indemnified Party in connection with this Agreement;

         (iii) any claim, investigation, litigation, or proceeding made or commenced by a third party related to this Agreement or any other Warrant Documents, whether or not the Indemnified Party or any other Indemnified Party is party thereto;

         (iv) the breach by the Company of any representation or warranty set forth in this Agreement or in any other Warrant Document; or

         (v) the failure of the Company to comply with all terms, conditions, and covenants set forth in this Agreement or in any other Warrant Document;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the issuance or exercise of the Warrants hereunder, the termination of this Agreement pursuant to Section 24, the invalidity or unenforceability of any term or provision of this Agreement or any other Warrant Document, or any investigation made by or on behalf of any Holder or the Purchaser.

                 (b) Promptly after receipt by an Indemnified Party of notice of the commencement of any action (including any governmental investigation or inquiry), such Indemnified Party will, if such Indemnified Party intends to make a claim in respect thereof against the Company, give written notice to the Company of the commencement thereof, but the omission so to notify the Company shall not relieve the Company from any of its obligations hereunder. In case any such action is brought against any Indemnified Party and it notifies the Company of the commencement thereof, the Company shall be entitled to participate in and to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party, the Company shall not be responsible for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. The Company will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                 SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns, including those by operation of law, merger, consolidation or as otherwise provided in subsection (i) or (j) of Section 15.

                 SECTION 24. Termination. Except as otherwise provided herein, this Agreement shall terminate when (a) all Warrants have expired unexercised in accordance with their terms or all Warrant Securities have been purchased pursuant to Section 19 hereof, and (b) all obligations of the Company and the Borrower (or any successor to either of them) shall have been satisfied in full and all contingencies in respect thereof shall no longer exist, including, without limitation, the obligations set forth in subsection (i) or
(j) of Section 15.

                 SECTION 25. Governing Law. THIS AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY THOSE PROVISIONS OF THE CORPORATE CODE OF THE JURISDICTION IN WHICH THE COMPANY IS INCORPORATED AND ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF THE JURISDICTION IN WHICH THE COMPANY IS INCORPORATED WHICH ARE NECESSARILY APPLICABLE TO SECURITIES ISSUED BY A CORPORATION INCORPORATED IN SUCH JURISDICTION AND OTHERWISE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

                 SECTION 26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

                 SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                 SECTION 28. Amendments; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the party sought to be bound; provided, however, that any amendment requested or waiver sought from the Holders of any provision of this Agreement which affects Holders generally may be given by the Required Holders and any waiver so given shall be binding on all Holders; provided further, that the provisions of Section 11 with respect to the type of securities for which the Warrants are exercisable may not be changed without the consent of each Holder affected thereby. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall a waiver of a particular right or remedy on one occasion be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

                 SECTION 29. Waiver of Jury Trial. THE PURCHASER, EACH HOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ON THE WARRANTS OR ON ANY OF THE OTHER WARRANT DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE WARRANTS OR ANY OF THE OTHER WARRANT DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PURCHASER, ANY HOLDER OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER'S ENTERING INTO THIS AGREEMENT.

                 SECTION 30. Jurisdiction. The Company hereby agrees that any legal action or proceeding against it with respect to this Agreement, the Warrants or any of the other Warrant Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as any Holder may elect, and, by execution and delivery hereof, it accepts and consents for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Required Holders in writing, with respect to any action or proceeding brought by it against such Holders. The Company hereby irrevocably designates, appoints and empowers CT Corporation System whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will be forwarded to the Company as soon as practicable, at its address set forth herein, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Company. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (I) the date 10 calendar days after such mailing and (ii) any earlier date permitted by applicable law. The Company agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Holders thereof. The Company agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and each of the other Warrant Documents and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall affect the right of any Holder to bring proceedings against the Company in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

                 SECTION 31. Specific Performance. The Company recognizes that the rights of the Holders under this Agreement and the other Warrant Documents are unique and, accordingly, the Holders shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder and thereunder by actions for injunctive relief and specific performance to the extent permitted by law. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement or any of the other Warrant Documents and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate. This Agreement is not intended to limit or abridge any rights of the Holders which may exist apart from this Agreement.

                 SECTION 32. Confidentiality. The Holders shall hold all non-public, proprietary or confidential information (which has been identified as such by the Company) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature; provided, however, that each Holder may make disclosure of any such information to its examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as reasonably required by any proposed transferee in connection with the contemplated transfer of any Warrant Securities (but only if the proposed transferee agrees to be bound by the terms of this Section 32) or as required or requested by an Governmental Authority or representative thereof or in connection with the enforcement hereof or of any other Warrant Document or pursuant to legal process. In no event shall any Holder be obligated or required to return any materials furnished to it by the Company.

                 SECTION 33. Entire Agreement. The parties hereto agree that this Agreement, the Registration Rights Agreement and the Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or therein.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  BRUNSWICK BIOMEDICAL
                                  CORPORATION


                                  By:  /s/  James H. Miller
                                      ----------------------------------
                                     Name:  James H. Miller
                                     Title: President



                                  INTERNATIONALE NEDERLANDEN
                                  (U.S.) CAPITAL CORPORATION


                                  By:  /s/  Darren S. Wells
                                      -----------------------------------
                                     Name:  Darren S. Wells
                                     Title: Managing Director

                                   EXHIBIT A


                      FORM OF SERIES A WARRANT CERTIFICATE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF APRIL 15, 1996, BETWEEN BRUNSWICK BIOMEDICAL CORPORATION (THE "COMPANY") AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING") AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 15, 1996, AMONG THE COMPANY AND THE PURCHASERS IDENTIFIED IN EXHIBIT A ATTACHED THERETO, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

Certificate No.__                                          _______ Warrants

                              Warrant Certificate

                        BRUNSWICK BIOMEDICAL CORPORATION

                 This Warrant Certificate certifies that INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING"), or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above to purchase shares of non-voting common stock, par value $0.01 per share (the "Class A Common Stock"), of BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Class A Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $0.01, payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price, if applicable, at the office of the Company designated for such purpose, subject to the conditions set forth herein and in the Warrant Agreement referenced below. The Exercise Price and number and type of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement. Each Warrant also entitles the holder to convert such Warrant into the number of Warrant Shares determined in accordance with Section 11(b) of the Warrant Agreement.

                 The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Series A Warrants, and are issued or to be issued pursuant to a Warrant Purchase Agreement dated as of April 15, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company and ING, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations and duties hereunder of the Company and the holders of the Warrants (the words "holders" or "holder" meaning the registered holders or registered holder). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                 The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase attached hereto (and by this reference made a part hereof) properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that any exercise of Warrants evidenced hereby shall be for less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or his or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

                 The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted. No fractional shares of Warrant Shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                 The Holders of the Warrants are entitled to certain registration rights as set forth in a Registration Rights Agreement dated as of April 15, 1996, among the Company and the purchasers identified in Exhibit A attached thereto (the "Registration Rights Agreement"). By acceptance of this Warrant Certificate, the Holder hereof agrees that upon exercise of any or all of the Warrants evidenced hereby, such Holder will be bound by the Registration Rights Agreement. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing made hereon) for the purpose of any exercise hereof, of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company (other than the right to receive dividends and distributions as set forth in Section 18 of the Warrant Agreement).

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: April __, 1996


                                BRUNSWICK BIOMEDICAL CORPORATION


                                By: ____________________________________
                                     Name:
                                     Title:

                          FORM OF ELECTION TO PURCHASE

                   [To Be Executed Upon Exercise of Warrant]

The undersigned holder hereby represents that he or it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of BRUNSWICK BIOMEDICAL CORPORATION (the "Company") and herewith tenders payment for such shares to the order of the Company in the amount of $___________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Class A Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such Warrant Certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

                    Certificate to be registered as follows:

              Name:       Internationale Nederlanden (U.S.) Capital Corporation

              Address:    135 East 57th Street
                          New York, New York  10022
                          Attn:  Chief Credit Officer

                    Certificate to be delivered as follows:

              Name:       Internationale Nederlanden (U.S.) Capital Corporation

              Address:    135 East 57th Street
                          New York, New York  10022
                          Attn:  Chief Credit Officer

Date:____________________

                                        _______________________________________
                                        (Signature must conform in all respects
                                        to the name of the holder as specified
                                        on the fact of the Warrant Certificate,
                                        unless Form of Assignment has been
                                        executed)

                          FORM OF ELECTION TO CONVERT

                  [To be Executed Upon Conversion of Warrant]

The undersigned holder hereby represents that he or it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to convert the Warrants evidenced by this Warrant Certificate into ____________ shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of BRUNSWICK BIOMEDICAL CORPORATION (the "Company"). The undersigned requests that a certificate for such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Class A Common Stock convertible hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such Warrant Certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

                    Certificate to be registered as follows:

              Name:       Internationale Nederlanden (U.S.) Capital Corporation

              Address:    135 East 57th Street
                          New York, New York  10022
                          Attn:  Chief Credit Officer

                    Certificate to be delivered as follows:

              Name:       Internationale Nederlanden (U.S.) Capital Corporation

              Address:    135 East 57th Street
                          New York, New York  10022
                          Attn:  Chief Credit Officer

Date:____________________

                                        _______________________________________
                                        (Signature must conform in all respects
                                        to the name of the holder as specified
                                        on the fact of the Warrant Certificate,
                                        unless Form of Assignment has been
                                        executed)

                               FORM OF ASSIGNMENT

                   [To be executed upon Transfer of Warrant]


         FOR VALUE RECEIVED, the undersigned registered holder of the enclosed Warrant Certificate hereby sells, assigns and transfers unto ________________________________________ the right represented by such Warrant
Certificate to purchase _____________ shares of Class A Common Stock of BRUNSWICK BIOMEDICAL CORPORATION to which such Warrant Certificate relates, and appoints __________________ _______________________________ Attorney to make such transfer on the books of BRUNSWICK BIOMEDICAL CORPORATION maintained for such purpose, with full power of substitution in the premises.



Date:___________________

                                        _______________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate)



                                        _____________________________________
                                        (Street Address)


                                        _____________________________________
                                        (City)       (State)        (Zip Code)

                                   EXHIBIT B

                      FORM OF SERIES B WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF APRIL 15, 1996, BETWEEN BRUNSWICK BIOMEDICAL CORPORATION (THE "COMPANY") AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING") AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 15, 1996, AMONG THE COMPANY AND THE PURCHASERS IDENTIFIED IN EXHIBIT A ATTACHED THERETO, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

Certificate No. ___                                         _______ Warrants

                              Warrant Certificate

                        BRUNSWICK BIOMEDICAL CORPORATION

        This Warrant Certificate certifies that INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING"), or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above to purchase shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $27.55, payable in lawful money of the United States, upon surrender of this Warrant Certificate and payment of the Exercise Price, if applicable, at the office of the Company designated for such purpose, subject to the conditions set forth herein and in the Warrant Agreement referenced below. The Exercise Price and number and type of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement. Each Warrant also entitles the holder to convert such Warrant into the number of Warrant Shares determined in accordance with Section 11(b) of the Warrant Agreement.

                 The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Series B Warrants, and are issued or to be issued pursuant to a Warrant Purchase Agreement dated as of April 15, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company and ING, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations and duties hereunder of the Company and the holders of the Warrants (the words "holders" or "holder" meaning the registered holders or registered holder). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                 The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase attached hereto (and by this reference made a part hereof) properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that any exercise of Warrants evidenced hereby shall be for less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or his or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

                 The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted. No fractional shares of Warrant Shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                 The Holders of the Warrants are entitled to certain registration rights as set forth in a Registration Rights Agreement dated as of April 15, 1996, among the Company and the purchasers identified in Exhibit A attached thereto (the "Registration Rights Agreement"). By acceptance of this Warrant Certificate, the Holder hereof agrees that upon exercise of any or all of the Warrants evidenced hereby, such Holder will be bound by the Registration Rights Agreement. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing made hereon) for the purpose of any exercise hereof, of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company (other than the right to receive dividends and distributions as set forth in Section 18 of the Warrant Agreement).

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: April __, 1996


                                        BRUNSWICK BIOMEDICAL CORPORATION


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

                          FORM OF ELECTION TO PURCHASE

                   [To Be Executed Upon Exercise of Warrant]

The undersigned holder hereby represents that he or it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of BRUNSWICK BIOMEDICAL CORPORATION (the "Company") and herewith tenders payment for such shares to the order of the Company in the amount of $___________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Class A Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such Warrant Certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

                    Certificate to be registered as follows:

                 Name:     Internationale Nederlanden (U.S.) Capital Corporation

                 Address:  135 East 57th Street
                           New York, New York 10022
                           Attn: Chief Credit Officer

                   Certificate to be delivered as follows:

                 Name:     Internationale Nederlanden (U.S.) Capital Corporation

                 Address:  135 East 57th Street
                           New York, New York 10022
                           Attn: Chief Credit Officer

Date:
     ---------------------------


                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to the name of the holder as specified
                                        on the fact of the Warrant Certificate,
                                        unless Form of Assignment has been
                                        executed)

                          FORM OF ELECTION TO CONVERT

                  [To Be Executed Upon Conversion of Warrant]

The undersigned holder hereby represents that he or it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to convert the Warrants evidenced by this Warrant Certificate into____________ shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of BRUNSWICK BIOMEDICAL CORPORATION (the "Company") and herewith tenders payment for such shares to the order of the Company in the amount of $___________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Class A Common Stock convertible hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such Warrant Certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

                  Certificate to be registered as follows:

                 Name:     Internationale Nederlanden (U.S.) Capital Corporation

                 Address:  135 East 57th Street
                           New York, New York 10022
                           Attn: Chief Credit Officer

                   Certificate to be delivered as follows:

                 Name:     Internationale Nederlanden (U.S.) Capital Corporation

                 Address:  135 East 57th Street
                           New York, New York 10022
                           Attn: Chief Credit Officer

Date:
     ---------------------------


                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to the name of the holder as specified
                                        on the fact of the Warrant Certificate,
                                        unless Form of Assignment has been
                                        executed)

                               FORM OF ASSIGNMENT

                   [To be executed upon Transfer of Warrant]


                 FOR VALUE RECEIVED, the undersigned registered holder of the enclosed Warrant Certificate hereby sells, assigns and transfers unto ________________________________________ the right represented by such Warrant
Certificate to purchase _____________ shares of Class A Common Stock of BRUNSWICK BIOMEDICAL CORPORATION to which such Warrant Certificate relates, and appoints _________________________________________________ Attorney to make such transfer on the books of BRUNSWICK BIOMEDICAL CORPORATION maintained for such purpose, with full power of substitution in the premises.



Date:
     ---------------------------


                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate)



                                        ----------------------------------------
                                        (Street Address)


                                        ----------------------------------------
                                        (City)        (State)         (Zip Code)

                                                                       EXHIBIT C


                             Schedule of Exceptions


Section 5(e)

         The State of Maryland has the right to require the Company to repurchase the shares of Preferred Stock of the Company it holds if the Company leaves the State of Maryland within a certain period of time.

                                                                       EXHIBIT D


                                Stockholder List

                       BRUNSWICK BIOMEDICAL CORPORATION
                            Common Stock Register

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  CERTIFICATES
                                     CERTIFICATES ISSUED    FROM WHOM SHARES       SURRENDERED                            DATE OF
                             DATE  ----------------------   WERE TRANSFERRED    ----------------                          TRANSFER
                            BECAME      CERT.      NO.    (If original issue      CERT.    NO.        TO WHOM               OF
NAME OF STOCKHOLDER         OWNER        NOS.    SHARES     enter as such)         NOS.  SHARES   SHARES ARE TRANSFERRED  SHARES
-----------------------------------------------------------------------------------------------------------------------------------
James G. Nichols            7/1/90        1      16,167    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Donald R. Gorsuch           7/1/90        2      16,167    Original Issue          2      16,167   Brunswick Biomedical
                                                                                                   Corporation - Treasury
                                                                                                   1,857 shares; Donald R.
                                                                                                   Gorsuch - Certificate
                                                                                                   No. 9 14,310 shares
-----------------------------------------------------------------------------------------------------------------------------------
Robert G. Foster            7/1/90        3       2,000    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Gloria W. Doubleday         7/1/90        4       1,000    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
John Anderson               10/4/91       5       6,743    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Andrew O'Hara               10/4/91       6       6,743    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
John Anderson               3/1/93        7       3,371    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Andrew O'Hara               3/1/93        8       3,371    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Donald R. Gorsuch           10/28/93      9      14,310    Donald R. Gorsuch -
                                                           Certificate No. 2
-----------------------------------------------------------------------------------------------------------------------------------
John Anderson               2/24/94      10       3,971    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Andrew O'Hara               2/24/94      11       3,971    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
James G. Nichols            2/24/94      12       2,807    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Donald R. Gorsuch           2/24/94      13       2,105    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Health Advances, Inc.       2/28/95      14         221    Treasury
===================================================================================================================================

                       BRUNSWICK BIOMEDICAL CORPORATION
                      Series A Preferred Stock Register

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  CERTIFICATES
                                     CERTIFICATES ISSUED    FROM WHOM SHARES       SURRENDERED                            DATE OF
                             DATE   ---------------------   WERE TRANSFERRED    ----------------                          TRANSFER
                            BECAME      CERT.      NO.    (If original issue      CERT.    NO.        TO WHOM               OF
NAME OF STOCKHOLDER         OWNER        NOS.    SHARES     enter as such)         NOS.  SHARES   SHARES ARE TRANSFERRED  SHARES
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    7/2/90       P-1     21,555    Original Issue         P-1    21,555  Commonwealth BioVentures   9/8/93
I Limited Partnership                                                                            V Limited Partnership -
                                                                                                 Certificate No. P-4
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    7/2/90       P-2     21,555    Original Issue         P-2    21,555  Commonwealth BioVentures   9/8/93
II Limited Partnership                                                                           V Limited Partnership -
                                                                                                 Certificate No. P-5
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    7/2/90       P-3     21,555    Original Issue
III Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    9/8/93       P-4     21,555    Commonwealth Bio
V Limited Partnership                                      Ventures I Limited
                                                           Partnership -
                                                           Certificate No. P-1
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    9/8/93       P-5     21,555    Commonwealth Bio
V Limited Partnership                                      Ventures II Limited
                                                           Partnership -
                                                           Certificate No. P-2
===================================================================================================================================

                       BRUNSWICK BIOMEDICAL CORPORATION
                      Series B Preferred Stock Register

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  CERTIFICATES
                                     CERTIFICATES ISSUED    FROM WHOM SHARES       SURRENDERED                            DATE OF
                             DATE  ----------------------   WERE TRANSFERRED    ----------------                          TRANSFER
                            BECAME      CERT.      NO.    (If original issue      CERT.    NO.        TO WHOM               OF
NAME OF STOCKHOLDER         OWNER        NOS.    SHARES     enter as such)         NOS.  SHARES   SHARES ARE TRANSFERRED  SHARES
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    12/30/91      PB-1     7,428    Original Issue         PB-1    7,428  Commonwealth BioVentures  9/8/93
II Limited Partnership                                                                            V Limited Partnership -
                                                                                                  Certificate No. PB-4
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    12/30/91      PB-2     9,145    Original Issue
III Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    12/30/91      PB-3    12,571    Original Issue
IV Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    9/8/93        PB-4     7,428    Commonwealth Bio
V Limited Partnership                                       Ventures II
                                                            Limited Partnership -
                                                            Certificate No. PB-1
===================================================================================================================================

                       BRUNSWICK BIOMEDICAL CORPORATION
                      Series C Preferred Stock Register

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  CERTIFICATES
                                     CERTIFICATES ISSUED    FROM WHOM SHARES       SURRENDERED                            DATE OF
                             DATE   ---------------------   WERE TRANSFERRED    ----------------                          TRANSFER
                            BECAME      CERT.      NO.    (If original issue      CERT.    NO.        TO WHOM               OF
NAME OF STOCKHOLDER         OWNER        NOS.    SHARES     enter as such)         NOS.  SHARES   SHARES ARE TRANSFERRED  SHARES
-----------------------------------------------------------------------------------------------------------------------------------
BancBoston Ventures, Inc.   11/12/93       PC-1  30,103    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    11/12/93       PC-2   6,020    Original Issue
III Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    11/12/93       PC-3  35,010    Original Issue
IV Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    11/12/93       PC-4   9,048    Original Issue
V Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
Lennart Lindberg, Trustee,  11/12/93       PC-5   7,549    Original Issue
U/D/T dated 8/17/35 by
Winfield S. Smyth f/b/o
Joan S. Smyth and others
(Carper)
-----------------------------------------------------------------------------------------------------------------------------------
Lennart Lindberg, Trustee,  11/12/93       PC-6   7,549    Original Issue
U/D/T dated 8/17/35 by
Winfield S. Smyth f/b/o
Joan S. Smyth and others
(Gamble)
-----------------------------------------------------------------------------------------------------------------------------------
BancBoston Ventures, Inc.   11/12/93       PC-7  28,571    Original Issue
----------------------------------------------------------------------------------------------------------------------------------
Concord Partners II, L.P.   11/12/93       PC-8  57,142    Original Issue
c/o Dillon, Read Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Kummell Investments Limited 11/12/93       PC-9  57,142    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Alpetta Finance Corporation 11/12/93      PC-10   5,700    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Clariden Bank c/o Swiss     11/12/93      PC-11  62,942    Original Issue          PC-11  62,942  Clariden Bank-Certificate 1/16/95
American Securities                                                                               No. PC-30 4,200 shares,
                                                                                                  PC-31 5,800 shares,
                                                                                                  PC-32 52,942 shares
-----------------------------------------------------------------------------------------------------------------------------------
Cudd & Co. (Nominee:        11/12/93      PC-12  14,000    Original Issue          PC-12  14,000  Bear Stearns & Co. -      3/30/95
Clariden Asset Mgmt.)                                                                             Certificate No. PC-33
c/o Chase Manhattan Bank
-----------------------------------------------------------------------------------------------------------------------------------
Abraham W. Haddad and Linda 11/12/93      PC-13   1,428    Original Issue
F. Haddad, JTWROS
-----------------------------------------------------------------------------------------------------------------------------------
Lennart Lindberg            11/12/93      PC-14   2,857    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Lennart Lindberg, Trustee,  11/12/93      PC-15   1,428    Original Issue
U/D/T dated 8/17/35 by
Winfield S. Smyth f/b/o
Joan S. Smyth and others
(Carper Share)
-----------------------------------------------------------------------------------------------------------------------------------
Lennart Lindberg, Trustee,  11/12/93      PC-16   1,428    Original Issue
U/D/T dated 8/17/35 by
Winfield S. Smyth f/b/o
Joan S. Smyth and others
(Gamble Share)
-----------------------------------------------------------------------------------------------------------------------------------
James J. Esper and Karen    11/12/93      PC-17   2,857    Original Issue
L. Esper, JTWROS
===================================================================================================================================

                       BRUNSWICK BIOMEDICAL CORPORATION
                      Series C Preferred Stock Register

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  CERTIFICATES
                                     CERTIFICATES ISSUED    FROM WHOM SHARES       SURRENDERED                            DATE OF
                             DATE    -------------------    WERE TRANSFERRED      -------------                           TRANSFER
                            BECAME      CERT.      NO.    (If original issue      CERT.    NO.           TO WHOM            OF
NAME OF STOCKHOLDER         OWNER        NOS.    SHARES     enter as such)         NOS.  SHARES   SHARES ARE TRANSFERRED  SHARES
-----------------------------------------------------------------------------------------------------------------------------------
Robert G. Foster            11/12/93      PC-18     857    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Nathan H. Cook and          11/12/93      PC-19     571    Original Issue
Alice C. Cook, JTWROS
-----------------------------------------------------------------------------------------------------------------------------------
Laurence H. Wilkerson and   11/12/93      PC-20     590    Original Issue
Susan F. Wilkerson, JTWROS
-----------------------------------------------------------------------------------------------------------------------------------
Charles E. Bullock and      11/12/93      PC-21     457    Original Issue
Sara M. Bullock, JTWROS
-----------------------------------------------------------------------------------------------------------------------------------
MODL Ventures               11/12/93      PC-22   2,857    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Harold L. Grogan and        11/12/93      PC-23   1,000    Original Issue
Crawford S. Grogan, JTWROS
-----------------------------------------------------------------------------------------------------------------------------------
Bears Stearns & Co.         11/12/93      PC-24  28,942    Original Issue
(Nominee: Clariden Asset
Mgmt Inc.)
-----------------------------------------------------------------------------------------------------------------------------------
Delaware Charter            11/12/93      PC-25   1,000    Original Issue
Guarantee & Trust Co.
TTEE FBO Mai N.
Pogue R-IRA
-----------------------------------------------------------------------------------------------------------------------------------
Delaware Charter            11/12/93      PC-26   1,700    Original Issue
Guarantee & Trust Co.
TTEE FBO Gerald Pogue
R-IRA
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    11/12/93      PC-27   2,000    Original Issue
Profit Sharing Plan U/A/D
7/8/92 F/B/O
Robert G. Foster
-----------------------------------------------------------------------------------------------------------------------------------
Robert S. Whitehead         11/12/93      PC-28   2,000    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Rand N. Stowell              12/7/93      PC-29   1,714    Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Clariden Bank                1/16/95      PC-30   4,200    Clariden Bank c/o        PC-30  4,200 Cudd & Co. (Nominee for:  8/7/95
                                                           Swiss American                        Clariden Bank)-
                                                           Securities - Certificate              Certificate No. PC-34
                                                           No. PC-11                             1,000 shares, PC-35 1,000
                                                                                                 shares, PC-36 1,000
                                                                                                 shares, PC-37 1,000
                                                                                                 shares, PC-38 100
                                                                                                 shares & PC-39 100 shares

-----------------------------------------------------------------------------------------------------------------------------------
Clariden Bank                1/16/95      PC-31   5,800    Clariden Bank c/o        PC-31  5,800 Clariden Bank-Certificate 11/10/95
                                                           Swiss American                        No. PC-40 2,900 shares,
                                                           Securities - Certificate              PC-41 2,300 shares & PC
                                                           No. PC-11                             42 600 shares
-----------------------------------------------------------------------------------------------------------------------------------
Clariden Bank                1/16/95      PC-32  52,942    Clariden Bank c/o
                                                           Swiss American
                                                           Securities - Certificate
                                                           No. PC-11
===================================================================================================================================

                       BRUNSWICK BIOMEDICAL CORPORATION
                       Series C Preferred Stock Register

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  CERTIFICATES
                                     CERTIFICATES ISSUED    FROM WHOM SHARES       SURRENDERED                            DATE OF
                             DATE    --------------------   WERE TRANSFERRED      -------------                           TRANSFER
                            BECAME      CERT.      NO.    (If original issue      CERT.    NO.          TO WHOM             OF
NAME OF STOCKHOLDER         OWNER        NOS.    SHARES     enter as such)         NOS.  SHARES   SHARES ARE TRANSFERRED  SHARES
-----------------------------------------------------------------------------------------------------------------------------------

Bear Stearns & Co.           3/30/95      PC-33  14,000    Clariden Bank-          PC-33  14,000 Bear Stearns & Co.        3/30/95
(Nominee for:  Clariden                                    Certificate No.PC-30                  (Nominee for: Clariden
Asset Mgmt. Co., Inc.                                                                            Asset Mgmt. Co., Inc.) -
                                                                                                 Certificate No. PC-43
                                                                                                 12,000 shares, PC-44 179
                                                                                                 shares, PC-45 150 shares,
                                                                                                 PC-46 384 shares, PC-47 740
                                                                                                 shares, PC-48 547 shares
-----------------------------------------------------------------------------------------------------------------------------------
Cudd & Co. (Nominee for       8/7/95      PC-34   1,000    Clariden Bank -
Clariden Bank)                                             Certificate No. PC-30
-----------------------------------------------------------------------------------------------------------------------------------
Cudd & Co. (Nominee for       8/7/95      PC-35   1,000    Clariden Bank -
Clariden Bank)                                             Certificate No. PC-30
-----------------------------------------------------------------------------------------------------------------------------------
Cudd & Co. (Nominee for       8/7/95      PC-36   1,000    Clariden Bank -
Clariden Bank)                                             Certificate No. PC-30
-----------------------------------------------------------------------------------------------------------------------------------
Cudd & Co. (Nominee for       8/7/95      PC-37   1,000    Clariden Bank -
Clariden Bank)                                             Certificate No. PC-30
-----------------------------------------------------------------------------------------------------------------------------------
Cudd & Co. (Nominee for       8/7/95      PC-38     100    Clariden Bank -
Clariden Bank)                                             Certificate No. PC-30
-----------------------------------------------------------------------------------------------------------------------------------
Cudd & Co. (Nominee for       8/7/95      PC-39     100    Clariden Bank -
Clariden Bank)                                             Certificate No. PC-30
-----------------------------------------------------------------------------------------------------------------------------------
Clariden Bank               11/10/95      PC-40   2,900    Clariden Bank -
                                                           Certificate No. PC-31
-----------------------------------------------------------------------------------------------------------------------------------
Clariden Bank               11/10/95      PC-41   2,300    Clariden Bank -
                                                           Certificate No. PC-31
-----------------------------------------------------------------------------------------------------------------------------------
Clariden Bank               11/10/95      PC-42     600    Clariden Bank -
                                                           Certificate No. PC-31
-----------------------------------------------------------------------------------------------------------------------------------
Bear Stearns & Co.           3/30/96      PC-43  12,000    Bear Stearns & Co.
(Nominee for: Clariden                                     (Nominee for: Clariden
Asset Mgmt. Co., Inc.)                                     Asset Mgmt. Co., Inc.) -
                                                           Certificate No. PC-33
-----------------------------------------------------------------------------------------------------------------------------------
Bear Stearns & Co.           3/30/96      PC-44     179    Bear Stearns & Co.
(Nominee for: Clariden                                     (Nominee for: Clariden
Asset Mgmt. Co., Inc.)                                     Asset Mgmt. Co., Inc.) -
                                                           Certificate No. PC-33
-----------------------------------------------------------------------------------------------------------------------------------
Bear Stearns & Co.           3/30/96      PC-45     150    Bear Stearns & Co.
(Nominee for: Clariden                                     (Nominee for: Clariden
Asset Mgmt. Co., Inc.)                                     Asset Mgmt. Co., Inc.) -
                                                           Certificate No. PC-33
-----------------------------------------------------------------------------------------------------------------------------------
Bear Stearns & Co.           3/30/96      PC-46     384    Bear Stearns & Co.
(Nominee for: Clariden                                     (Nominee for: Clariden
Asset Mgmt. Co., Inc.)                                     Asset Mgmt. Co., Inc.) -
                                                           Certificate No. PC-33
-----------------------------------------------------------------------------------------------------------------------------------
Bear Stearns & Co.           3/30/96      PC-47     740    Bear Stearns & Co.
(Nominee for: Clariden                                     (Nominee for: Clariden
Asset Mgmt. Co., Inc.)                                     Asset Mgmt. Co., Inc.) -
                                                           Certificate No. PC-33
-----------------------------------------------------------------------------------------------------------------------------------
Bear Stearns & Co.           3/30/96      PC-48     547    Bear Stearns & Co.
(Nominee for: Clariden                                     (Nominee for: Clariden
Asset Mgmt. Co., Inc.)                                     Asset Mgmt. Co., Inc.) -
                                                           Certificate No. PC-33
===================================================================================================================================

                       BRUNSWICK BIOMEDICAL CORPORATION
                       Series D Preferred Stock Register

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  CERTIFICATES
                                     CERTIFICATES ISSUED    FROM WHOM SHARES       SURRENDERED                            DATE OF
                             DATE   ---------------------   WERE TRANSFERRED    ----------------                          TRANSFER
                            BECAME      CERT.      NO.    (If original issue      CERT.    NO.        TO WHOM               OF
NAME OF STOCKHOLDER         OWNER        NOS.    SHARES     enter as such)         NOS.  SHARES   SHARES ARE TRANSFERRED  SHARES
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    3/14/96       PD-1   36,620    Original Issue
V Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
Maryland Department of      3/14/96       PD-2    9,075    Original Issue
Business and Economic
Development
===================================================================================================================================

                       BRUNSWICK BIOMEDICAL CORPORATION
                       Series E Preferred Stock Register

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  CERTIFICATES
                                     CERTIFICATES ISSUED    FROM WHOM SHARES       SURRENDERED                            DATE OF
                             DATE   ---------------------   WERE TRANSFERRED    ----------------                          TRANSFER
                            BECAME      CERT.      NO.    (If original issue      CERT.    NO.        TO WHOM               OF
NAME OF STOCKHOLDER         OWNER        NOS.    SHARES     enter as such)         NOS.  SHARES   SHARES ARE TRANSFERRED  SHARES
-----------------------------------------------------------------------------------------------------------------------------------
Dr. Payson Adams            3/14/96       PE-1   1,089     Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Dr. Newell Augur            3/14/96       PE-2     907     Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Robert G. Foster and        3/14/96       PE-3   3,629     Original Issue
Betty B. Foster, joint
tenants with right of
survivorship
-----------------------------------------------------------------------------------------------------------------------------------
Lennart Lindberg            3/14/96       PE-5   2,000     Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
James Miller                3/14/96       PE-6   1,815     Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Gloria Doubleday            3/14/96       PE-7     363     Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Lee Thibodeau and Elizabeth 3/14/96       PE-8   1,815     Original Issue
H. Thibodeau, joint tenants
with right of survivorship
-----------------------------------------------------------------------------------------------------------------------------------
David Gruber                3/14/96       PE-9   3,629     Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    3/14/96       PE-10  3,629     Original Issue
V Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    3/14/96       PE-11  3,629     Original Issue
IV Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
Commonwealth BioVentures    3/14/96       PE-12  1,814     Original Issue
III Limited Partnership
===================================================================================================================================

                       BRUNSWICK BIOMEDICAL CORPORATION
                       Series F Preferred Stock Register

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  CERTIFICATES
                                     CERTIFICATES ISSUED    FROM WHOM SHARES       SURRENDERED                            DATE OF
                             DATE   ---------------------   WERE TRANSFERRED    ----------------                          TRANSFER
                            BECAME      CERT.      NO.    (If original issue      CERT.    NO.        TO WHOM               OF
NAME OF STOCKHOLDER         OWNER        NOS.    SHARES     enter as such)         NOS.  SHARES   SHARES ARE TRANSFERRED  SHARES
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Mylan Laboratories, Inc.    4/15/96       PF-1   108,892   Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
EM Industries, Inc.         4/15/96       PF-2    72,595   Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Concord Partners II, L.P.   4/15/96       PF-3    13,103   Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Lexington Partners IV, L.P. 4/15/96       PF-4       436   Original Issue
-----------------------------------------------------------------------------------------------------------------------------------
Dillon, Read & Co. Inc.,    4/15/96       PF-5     4,610   Original Issue
as agent
-----------------------------------------------------------------------------------------------------------------------------------
GMI/DRI Investment Trust    4/15/96       PF-6     9,074   Original Issue
===================================================================================================================================

                                                                   EXHIBIT E-1

                               WARRANT REGISTER


Warrant #       Holder                Face        Vested %       Vested #       Expiration        Current      Common Reserved
C-1             CBI IV                   984      100%              984         6-12-95                0          984

C-2             CBI IV                   656      100%              656         8-10-95                0          656

C-3             BancBoston             2,857       60%            1,714         4-22-00            1,714        1,714

C-4             CBI I                    286       60%              172         4-22-00                0

C-5             CBI II                   571       60%              343         4-22-00                0

C-6             CBI III                  571       60%              343         4-22-00              343          343

C-7             CBI IV                   286       60%              172         4-22-00              172          172

C-8             Lindberg
                (Casper)                 714       60%              428         4-22-00              428          428

C-9             Lindberg
                (Gamble)                 714       60%              428         4-22-00              428          428

C-10            Flagship Bk              400      100%              400         8-24-03              400          400

C-11            CBI V                    286       60%              172         4-22-00              172          172

C-12            CBI V                    571       60%              343         4-22-00              343          343

C-13            Foster                 2,000      100%            2,000         4-22-00            2,000        2,000

C-14            Doubleday              2,000      100%            2,000         4-22-00            2,000        2,000

C-15            CBI V                 36,620      100%           36,620         3-14-01           36,620       36,620

C-16            MDBED                  9,075      100%            9,075         3-14-01            9,075        9,075

C-17            Payson Adams           1,714      100%            1,714         3-14-01            1,714        1,714

C-18            Newell Augur           1,428      100%            1,428         3-14-01            1,428        1,428

C-19            R. and B. Foster       5,713      100%            5,713         3-14-01            5,713        5,713

C-20            NOT ISSUED

C-21            Lennart Lindberg       3,149      100%            3,149         3-14-01            3,149        3,149

C-22            James Miller           2,857      100%            2,857         3-14-01            2,857        2,857

C-23            G. Doubleday             572      100%              572         3-14-01              572          572

C-24            Thibodeau              2,857      100%            2,857         3-14-01            2,857        2,857

C-25            D. Gruber              5,713      100%            5,713         3-14-01            5,713        5,713

C-26            CBI V                  5,713      100%            5,713         3-14-01            5,713        5,713

C-27            CBI IV                 5,713      100%            5,713         3-14-01            5,713        5,713

C-28            CBI III                2,856      100%            2,856         3-14-01            2,856        2,856

Warrant #       Holder                Face        Vested %       Vested #       Expiration        Current      Common Reserved
C-29            Sarnoff Estate        50,000       100%           50,000          4-15-01           50,000         50,000


NOTE:

Warrants C-1 and C-2 expired on their terms
Warrants C-4 and C-5 were transferred in exchange for Warrants C-7 and C-6, respectively, when the CBII and II partnerships would up and transferred their interest to the CBI III and IV partnerships.

                                                                EXHIBIT E-2


123,220 shares of Common Stock are reserved for issuance upon the exercise of stock options which have been granted pursuant to the Company's 1993 Stock Option Plan.

                                                                       EXHIBIT F


                          Existing Registration Rights

            1. Preferred Stock Purchase Agreement dated as of July 2, 1990 among Brunswick Manufacturing Corporation and the purchasers named therein with respect to Series A 8% Convertible Preferred Stock.

            2. Series B Convertible Preferred Stock Purchase Agreement dated
               December 30, 1991 among Brunswick Manufacturing Corporation and the purchasers named therein with respect to Series B 8% Convertible Preferred Stock.

            3. Purchase Agreement dated as of April 22, 1993 among Brunswick
               BioMedical Corporation and the purchasers named therein with respect to Series C Convertible Preferred Stock.

            4. Preferred Stock and Warrant Purchase Agreement dated March 14,
               1996 among Brunswick Biomedical Corporation and the purchasers named therein with respect to Series D Convertible Preferred Stock.

            5. Preferred Stock and Warrant Purchase Agreement dated as of March
               14, 1996 among Brunswick Biomedical Corporation and the purchasers named therein with respect to Series E Convertible Preferred Stock.

            6. Preferred Stock Purchase Agreement dated April 15, 1996 between
               Brunswick Biomedical Corporation and the purchasers named therein with respect to Series F Convertible Preferred Stock.

            7. Each of the warrants to purchase Common Stock of the Company listed on Exhibit E-1 attached hereto.

                                  EXHIBIT G


                           OPINION OF COUNSEL TO STI
               (to be delivered on the Merger Consummation Date)


                           [MERGER CONSUMMATION DATE]


Internationale Nederlanden
(U.S.) Capital Corporation
135 East 57th Street
New York, New York 10022
Attention:  Chief Credit Officer

Ladies and Gentlemen:

     We have acted as counsel to Brunswick Biomedical Corporation, a Massachusetts corporation ("Brunswick") and Survival Technology, Inc., a Delaware corporation ("STI") in connection with the Warrant Purchase Agreement, dated as of April 15, 1996 (the "Warrant Agreement"), between Brunswick and Internationale Nederlanden (U.S.) Capital Corporation ("ING") and in connection with the other Warrant Documents. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Warrant Agreement or the "Credit Agreement" (as such term is defined in the Warrant Agreement).

     In these capacities, we have examined fully executed originals of the following documents (collectively, the "Opinion Documents"):

            1.   the Assumption Agreement;

            2.   the replacement Series A Warrant Certificate; and

            3.   the replacement Series B Warrant Certificate.

In addition, we have examined the Articles of Organization of Brunswick and all amendments thereto, the Articles of Incorporation of STI and all amendments thereto, including, without limitation, the Articles of Merger adopted by Brunswick and STI on __________, 1996 (the "Articles of Merger"), and the by-laws of Brunswick and STI as now in effect. We also have examined the Warrant Agreement, the Registration Rights

Agreement and the Merger Agreement, dated as of even date herewith, between STI and Brunswick (the "Merger Agreement").

     We also have reviewed original, photostatic or certified copies of all corporate records, certificates of public officials of pertinent states, certificates of corporate officers of Brunswick and STI and such other instruments, documents and agreements as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                     [INSERT ASSUMPTIONS AND QUALIFICATIONS
                 TO BE REASONABLY ACCEPTABLE TO THE PURCHASER]

     Based upon the foregoing, we are of the opinion that:

     1. Immediately prior to the Merger, Brunswick was validly existing as a corporation and in corporate good standing under the laws of the Commonwealth of Massachusetts and was duly qualified to do business and in good standing as a foreign corporation in the State of Maryland. STI is validly existing as a corporation and is in corporate good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation in the State of Maryland, the State of Missouri [INSERT OTHER JURISDICTIONS]. STI has full power and authority to own and hold under lease its property and to conduct its business as currently conducted by it and as contemplated to be conducted by it.

     2. STI has full power and authority to execute, deliver and perform its obligations under each of the Opinion Documents.

     3. The execution and delivery by STI of each Opinion Document, and the performance by STI of its obligations thereunder, (a) have been duly authorized by all necessary corporate action, (b) do not require any Regulatory Approval (except those Regulatory Approvals already obtained), (c) do not and will not result in a violation of, or constitute a default under, or give rise to a right of termination or acceleration under, any provision of any Organic Document of STI or any Subsidiary, any Contractual Obligation of STI or any of its Subsidiaries listed in the Disclosure Schedule or, to our knowledge, any court decree or order, (d) do not and will not result in a violation of any law or governmental regulation, and (e) will not result in or require the creation or imposition of any Lien.

     4. Each Opinion Document has been duly executed and delivered by STI and constitutes the legal, valid and binding obligation of STI, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     5. A Massachusetts court or a federal court sitting in the Commonwealth of Massachusetts as the forum state and applying the conflict of law rules of the Commonwealth of Massachusetts would give effect to the provisions of the Opinion Documents providing that such Opinion Documents are to be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

     6. A Maryland court or a Federal Court sitting in the State of Maryland as the forum state and applying the conflict of law rules of the State of Maryland would give effect to the provisions of the Opinion Documents providing that such Opinion Documents are to be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

     7. Upon consummation of the Merger, the authorized Stock of STI consists of (a) __________ shares of Common Stock, par value $____ per share; (b) _______ shares of non-voting Common Stock, par value $___ per share; (c) and
_________ shares of Preferred Stock of which [INSERT DESIGNATIONS]. The issued and outstanding shares of Stock of STI are listed on Exhibit A attached hereto, and all of such shares are duly authorized, validly issued, fully paid and nonassessable. None of such issued and outstanding shares of Stock of STI have been issued in violation of any preemptive rights or other restrictions contained in the Organic Documents of STI or otherwise known to us. Except as set forth in the Warrant Agreement, no issued, no authorized but unissued and no treasury shares of Stock of STI are subject to any preemptive rights contained in the Organic Documents of STI or, to our knowledge, are subject to any options, warrants, rights of conversion or purchase or any similar rights. Except as set forth in the Organic Documents or disclosed in the Warrant Agreement, there are no agreements or understandings with respect to the voting, sale or transfer of any shares of Stock of STI to which STI or, to the best of our knowledge, any of its Affiliates is a party.

     8. The issuance of the replacement Warrant Certificates has been duly authorized by all necessary corporate action, the Warrants have been validly issued by STI and the issuance thereof will not give rise to any preemptive rights. The issuance of shares of non-voting Common Stock upon exercise or conversion of the Warrants has been duly authorized by STI and, when issued by STI upon exercise or conversion of the Warrants on the terms and conditions contained in the Warrant Agreement, will be validly issued and fully paid and nonassessable and the issuance thereof will not give rise to any preemptive rights. The issuance of shares of Common Stock upon conversion of the non-voting Common Stock has been duly authorized by STI and, when issued by STI upon such conversion in accordance with the terms and conditions of the non-voting Common Stock set forth in the Certificate of Merger, will be validly issued and fully paid and nonassessable, and the issuance thereof will not give rise to any preemptive rights. No vote or approval by the shareholders of STI or Brunswick is required under Massachusetts or Delaware law, the Organic Documents of

STI or Brunswick or any Contractual Obligation of STI or Brunswick listed on the Disclosure Schedule as a condition to the issuance of the replacement Warrant Certificates, the issuance by STI of shares of non-voting Common Stock upon exercise or conversion of the Warrants or the issuance by STI of Common Stock upon conversion of the non-voting Common Stock.

     9. Based upon the investment representations contained in Section 3 of the Warrant Agreement, the offer, issuance, sale and delivery of the replacement Warrant Certificates to ING, the issuance and delivery by STI to ING of non-voting Common Stock upon the exercise or conversion of the Warrants, and the issuance by STI to ING of Common Stock upon conversion of the non-voting Common Stock are exempt from the registration requirements of the Securities Act.

     10. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance of any Opinion Document, other than those which have been obtained or made.

     11. No taxes, including, but not limited to, transfer, excise, intangible, documentary stamp or similar taxes, shall be payable to the Commonwealth of Massachusetts, or any jurisdiction therein, on account of the execution and delivery of the Opinion Documents, the issuance by STI of the replacement Warrant Certificates, the issuance by STI of non-voting Common Stock upon exercise or conversion of the Warrants or the issuance by STI of Common Stock upon conversion of the non-voting Common Stock, provided that we express no opinion with respect to income, excise or franchise taxes.

     The opinions rendered herein are limited to the laws of the Commonwealth of Massachusetts, the State of Maryland, the Delaware General Corporation Law and the federal laws of the United States. With your permission, we render such opinions as if the Opinion Documents were governed by the laws of the Commonwealth of Massachusetts, notwithstanding their recitation that New York law governs. With your permission, we have relied upon an opinion of _____________ (Maryland counsel) with respect to issues of Maryland law contained the opinions rendered in paragraphs 1, 3(b), 3(d), and (6).

     This opinion is furnished by us pursuant to Section 4(i) of the Warrant Agreement for the sole benefit of ING and its counsel, and may not be used or relied upon by any other Person or in connection with any other transaction without our prior written consent.

                                         Very truly yours,